UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

HOWMET AEROSPACE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter to Our Shareholders
Dear Howmet Aerospace Shareholders:
We are pleased to invite you to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Howmet Aerospace Inc. to be held on Wednesday, May 25, 2022, at 9:00 a.m. Eastern Time. This year’s Annual Meeting will be held in a virtual format through a live webcast.
We believe hosting a virtual Annual Meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our shareholders, and reduces the cost and environmental impact of the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HWM2022 and entering your 16-digit control number.
We are pleased to present you with our 2022 Proxy Statement, which represents our continuing commitment to transparency, good governance and performance-based executive compensation, and reflects the input we have received during dialogue with our investors. At the Annual Meeting, shareholders will electronically vote on the matters set forth in the 2022 Proxy Statement and accompanying notice of the annual meeting. We encourage you to read the proxy statement prior to the Annual Meeting. Highlights of the detailed information included in the proxy statement can be found in the “Proxy Summary” starting on page 1.
Your vote is very important to us. Whether or not you will attend and participate in the Annual Meeting, we hope that your shares are represented and voted. In advance of the meeting on Wednesday, May 25, 2022, please cast your vote through the internet, by telephone or by mail. Instructions on how to vote are found in the section entitled “Questions and Answers About the Meeting and Voting—How Do I Vote My Shares” on page 64.
Thank you for being a shareholder of Howmet Aerospace. On behalf of the Board of Directors and employees of the company, we appreciate your continued support.
Sincerely,
John C. Plant
Executive Chairman and Chief Executive Officer
April 8, 2022

Notice of 2022 Annual Meeting of Shareholders
Wednesday, May 25, 2022 9:00 a.m. Eastern Time	Virtual Meeting www.virtualshareholdermeeting.com/HWM2022
The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Howmet Aerospace Inc. (“Howmet Aerospace” or the “Company”) will be held virtually via live webcast on Wednesday, May 25, 2022, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/HWM2022. There will be no physical in-person meeting.
Shareholders of record of Howmet Aerospace common stock as of the close of business on March 29, 2022 are entitled to vote at the meeting. Shareholders will be able to virtually attend the Annual Meeting, vote their shares electronically and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HWM2022 and entering their 16-digit control number. Voting now at www.proxyvote.com will ensure your representation at the Annual Meeting regardless of whether you participate in our live webcast. If you have already voted, there is no need to vote again unless you wish to change your vote.
The purposes of the meeting are:
1.
to elect 10 directors to serve a one-year term expiring at the 2023 Annual Meeting of Shareholders;

2.
to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022;

3.
to approve, on an advisory basis, executive compensation;

4.
to vote on a shareholder proposal regarding an independent Board Chairman, if properly presented at the meeting; and

5.
to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

For further information about how to participate in the meeting via live webcast, and how to submit questions and vote your shares during the live webcast, please see the “Questions and Answers About the Meeting and Voting” section of the proxy statement. A complete list of shareholders entitled to vote at the meeting will be available for examination during the meeting at www.virtualshareholdermeeting.com/HWM2022.
On behalf of Howmet Aerospace’s Board of Directors,
Lola F. Lin
Executive Vice President, Chief Legal Officer and Secretary
April 8, 2022
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Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2022
The Notice of 2022 Annual Meeting of Shareholders, Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.

The Board of Directors of Howmet Aerospace Inc. (“Howmet Aerospace” or the “Company”) is providing this proxy statement in connection with Howmet Aerospace’s 2022 Annual Meeting of Shareholders to be held on Wednesday, May 25, 2022 at 9:00 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/HWM2022. Shareholders may attend the virtual meeting, vote their shares and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HWM2022. There will be no physical in-person meeting.
Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released to shareholders on or about April 8, 2022. In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, the Company may furnish proxy materials by providing access to those documents on the internet. The Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. Shareholders who do not receive the Notice will continue to receive either a paper or an electronic copy of our proxy materials.
Forward-Looking Statements. This proxy statement contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements and outlook relating to the condition of end markets; future financial or operating performance; the Company’s strategies, and business and financial prospects; and expectations relating to environmental, social or governance matters. These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include the risk factors summarized in the Company’s Form 10-K for the year ended December 31, 2021. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.
Website References. No websites that are cited or referred to in this proxy statement shall be deemed to form a part of, or to be incorporated by reference into, this proxy statement or any of our filings with the SEC.
ii

Attachments		70
Attachment A –	Pre-Approval Policies and Procedures for Audit and Non-Audit Services	70
Attachment B –	Howmet Aerospace Inc. Peer Group Companies	72
Attachment C –	Calculation of Financial Measures	73

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Proxy Summary
We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and the 2021 Annual Report of Howmet Aerospace Inc. before you vote.
2022 Annual Meeting of Shareholders
Date and Time:	Record Date and Voting:
Wednesday, May 25, 2022 9:00 a.m. Eastern Time
March 29, 2022
Howmet Aerospace shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote on all matters to be voted on. As of March 29, 2022, the record date for the Annual Meeting, there were 417,622,524 shares of common stock outstanding and expected to be entitled to vote at the 2022 Annual Meeting. There are no other securities of the Company outstanding and entitled to vote at the 2022 Annual Meeting.

Virtual Meeting—Live Webcast:
www.virtualshareholdermeeting.com/HWM2022
Additional Information: Please see “Questions and Answers About the Meeting and Voting” on page 64 and “Information Regarding the Virtual Annual Meeting Format” on page 69 for more deatails.

Voting Matters and Board Recommendations
The Board of Directors recommends that you vote as follows:
Voting Matters	Unanimous Board Recommendation	Page Reference (for more detail)
Item 1. Election of 10 Directors to Service a One-Year Term Expiring at the 2023 Annual Meeting of Shareholders	✓ FOR Each Nominee	6
Item 2. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2022	✓ FOR	37
Item 3. Advisory Vote to Approve Executive Compensation	✓ FOR	40
Item 4. Shareholder Proposal regarding an Independent Board Chairman	✗ AGAINST	61

How to Vote Your Shares
Shareholders of Record or Registered Shareholders and Howmet Aerospace Savings Plan participants can vote by:
By Internet	By Phone	By Mail	At the Annual Meeting
www.proxyvote.com	1-800-690-6903 Toll-free from the U.S., U.S. Territories or Canada	Mark, Sign, Date and Return your proxy card or voting instruction form in the enclosed envelope.	Attend the 2022 Annual Meeting online. See page 64 for instructions on how to attend and vote online.
Additional Information: Please see the “Questions and Answers About the Meeting and Voting” on page 64 and “Information regarding the Virtual Annual Meeting Format” on page 69 for more details.
Beneficial Owners of Shares, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker or other organization.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Proxy Summary (continued)

2021 Financial and Operating Highlights
Howmet Aerospace is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation. Howmet Aerospace’s technological capabilities support the innovation and growth of next-generation aerospace programs. Its differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint and support more sustainable air and ground transportation.
Howmet Aerospace has operations in 20 countries. The Company produces products that are used primarily in the aerospace (commercial and defense), commercial transportation, and industrial and other markets. Howmet Aerospace has four reportable segments, which are organized by product on a worldwide basis: Engine Products, Fastening Systems, Engineered Structures and Forged Wheels.

(in millions, except per share amounts)	2021
Sales	$4,972
Operating income	$748
Operating income excluding special items*	$866
Income from continuing operations after income taxes	$258
Income from continuing operations excluding special items*	$442
Total assets	$10,219
Total liabilities	$6,711
Common stock outstanding (on December 31)	422
Per common share data
Diluted earnings per share (continuing operations)	$0.59
Diluted earnings per share excluding special items*	$1.01

*
See “Attachment C—Calculation of Financial Measures” for the reconciliations to the most directly comparable GAAP (accounting principles generally accepted in the United States of America) measures.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Proxy Summary (continued)

Director Nominees
Name and Professional Background	Age	HWM Director Since	Independent	Committee Memberships	Other Current Public Company
James F. Albaugh Former President and Chief Executive Officer of Commercial Airplanes, The Boeing Company	71	2017	•	Lead Director Audit; Governance and Nominating	American Airlines Group Inc.
Amy E. Alving Former Senior Vice President and Chief Technology Officer, Leidos Holdings, Inc.	59	2018	•	Cybersecurity Advisory Subcommittee (Chair); Governance and Nominating (Chair)	DXC Technology Company; Federal National Mortgage Association
Sharon R. Barner Vice President, Chief Administrative Officer and Corporate Secretary and Interim Chief Human Resources Officer, Cummins Inc.	64	2021	•	Governance and Nominating	—
Joseph S. Cantie Former Executive Vice President and Chief Financial Officer, ZF TRW	58	2020	•	Audit; Compensation and Benefits; Finance	Summit Materials, Inc.; Top Build Corporation
Robert F. Leduc Former President of Pratt & Whitney Company Inc.	66	2020	•	Compensation and Benefits (Chair)	AAR Corporation; JetBlue Airways Corporation
David J. Miller Equity Partner and Senior Portfolio Manager, Elliott Management Corporation	43	2017	•	Finance	—
Jody G. Miller Co-Chief Executive Officer, Business Talent Group	64	2020	•	Cybersecurity Advisory Subcommittee; Governance and Nominating	LKQ Corporation
Nicole W. Piasecki Former Vice President and General Manager, Propulsion Systems Division, Commercial Airplanes, The Boeing Company	60	2020	•	Compensation and Benefits; Cybersecurity Advisory Subcommittee	Weyerhauser Co.
John C. Plant Executive Chairman and Chief Executive Officer, Howmet Aerospace Inc.	68	2016		—	Jabil Circuit Corporation; Masco Corporation
Ulrich R. Schmidt Former Executive Vice President and Chief Financial Officer, Spirit Aerosystems Holdings, Inc.	72	2016	•	Audit (Chair); Finance (Chair)	—

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Proxy Summary (continued)

Environmental, Social and Governance (ESG) Highlights
Howmet Aerospace is committed to improving our environmental footprint, creating a work environment where all employees can thrive, investing in the communities where we operate, and maintaining good governance practices.
✓
Commitment to Good Corporate Citizenship

The Company has a longstanding commitment to good corporate citizenship. The Board oversees and provides guidance to management on the Company’s ESG programs, initiatives and objectives, including corporate social responsibility, environmental sustainability, health and safety, and diversity and inclusion.
✓
Environmental and Social Responsibility

ESG has the full attention of the organization at every level. Key ESG metrics are reviewed on a regular basis, including quarterly updates with the CEO and senior leadership, and ESG goals and plans are reviewed at least annually.
✓
Shareholder Engagement

Our directors and executive officers value direct and recurring engagement with our shareholders as part of our continuing efforts to create shareholder value, to refine our corporate governance practices and to address any shareholder concerns.
✓
Proxy Access

Shareholders may nominate director candidates to Howmet Aerospace’s Board and include those nominees in Howmet Aerospace’s proxy statement in accordance with the Company’s Bylaws.
✓
Shareholders’ Right to Call Special Meetings

Shareholders are permitted to call special meetings in accordance with the Company’s Certificate of Incorporation and Bylaws.
✓
Shareholders’ Action by Written Consent

Shareholders may act by written consent in accordance with the Company’s Certificate of Incorporation and Bylaws.
✓
Annual Election of Directors

The Board of Directors is not a classified board; each director is elected annually for a one-year term.
✓
No Supermajority Voting Requirements

The Certificate of Incorporation does not contain any provisions that require a supermajority vote of shareholders.
✓
Strong Independent Lead Director

The Board recognizes that in circumstances where the positions of Chairman and CEO are combined, a strong and independent Lead Director with a clearly defined role and set of responsibilities is paramount for constructive and effective leadership. Howmet Aerospace’s independent Lead Director has a clear mandate and significant authority and responsibilities.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Proxy Summary (continued)

Executive Compensation Highlights
The Compensation Discussion and Analysis section includes a discussion of the Company’s compensation philosophy and design and 2021 compensation decisions.
Howmet Aerospace’s executive compensation philosophy to provide pay for performance and shareholder alignment underlies our 2021 compensation structure, which is designed based on four guiding principles:
•
Make equity long-term incentive (LTI) compensation the most significant portion of total compensation for senior executives and managers, increasing alignment between our executive’s incentives and shareholder value.

•
Choose annual incentive compensation (IC) metrics that focus management’s actions on achieving the greatest positive impact on Howmet Aerospace’s financial performance and that include a means to assess and motivate performance relative to peers.

•
Set annual IC targets that challenge management to achieve continuous improvement in performance and deliver long-term growth.

•
Target the market median for our executive compensation packages, while providing the opportunity to earn above-market pay for strong performance, and also allowing for the flexibility to provide additional compensation for retention purposes as it relates to special circumstances or unique leadership talent and the need to ensure continued Company success.

We are committed to executive compensation practices that drive performance, mitigate risk and align the interests of our leadership team with the interests of our shareholders. Best practices in 2021 generally include:
WHAT WE DO	WHAT WE DON'T DO

✓
Pay for Performance

✓
Robust Stock Ownership Guidelines

✓
Double-Trigger Change-in-Control Provisions

✓
Active Engagement with Shareholders

✓
Independent Compensation Consultant

✓
Conservative Risk Profile

✓
Claw-Back Policy

✗
No Guaranteed Bonuses

✗
No Parachute Tax Gross-Ups

✗
No Short Sales, Derivative Transactions or Hedging

✗
No Dividends on Unvested Equity Awards

✗
No Share Recycling or Option Repricing

✗
No Significant Perquisites

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors
Howmet Aerospace’s Board of Directors comprises 10 members, led by Executive Chairman and Chief Executive Officer John C. Plant, and independent Lead Director James F. Albaugh.
The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has nominated 10 incumbent directors to stand for re-election to the Board for a one-year term expiring on the date of the 2023 Annual Meeting of Shareholders: James F. Albaugh, Amy E. Alving, Sharon R. Barner, Joseph S. Cantie, Robert F. Leduc, David J. Miller, Jody G. Miller, Nicole W. Piasecki, John C. Plant, and Ulrich R. Schmidt. Each of the 10 director nominees was elected by shareholders at the 2021 Annual Meeting of Shareholders.
The Board of Directors has affirmatively determined that each of the 10 director nominees qualifies for election under the Company’s criteria for evaluation of directors (see “Minimum Qualifications for Director Nominees and Board Member Attributes” on page 14). Included in each nominee’s biography below is a description of the qualifications, experience, attributes and skills of such nominee.
In addition, the Board of Directors has determined that each director nominee, except Mr. Plant (due to Mr. Plant’s role as the Company’s Chief Executive Officer), qualifies as an independent director under New York Stock Exchange corporate governance listing standards and the Company’s Director Independence Standards. See “Director Independence” on page 30.
If any of the Board’s nominees is unable to serve or for good cause will not serve as a director, the Board of Directors may reduce its size or choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.
The Board of Directors recommends that you vote FOR the election of each of Mmes. Alving, Barner, Miller and Piasecki and Messrs. Albaugh, Cantie, Leduc, Miller, Plant, and Schmidt.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

Summary of Director Diversity and Attributes
A diverse board encompassing a variety of skills, experiences and viewpoints contributes to the collective strength and effectiveness of the Board of Directors. Among the factors considered in nominating a director candidate or incumbent director is the extent to which the individual will contribute to the diversity of the Board. When evaluating potential director nominees, the Governance and Nominating Committee considers a broad range of diversity, including diversity with respect to professional experience, skills and background, as well as diversity of gender, race and ethnicity, sexual orientation and identity.
Our Board comprises a diversity of experience that spans a broad range of industries, including the aerospace, transportation and finance sectors, and a wide variety of skills, qualifications and viewpoints that strengthens the Board’s ability to carry out its oversight role on behalf of our shareholders. Director nominees are well-suited to oversee the Company’s global operations and evolving business strategy. The skills matrix below is a summary of the range of skills and experiences that each director nominee brings to the Board.
Skills and Experience	Albaugh	Alving	Barner	Cantie	Leduc	D Miller	J Miller	Piasecki	Plant	Schmidt
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry	✓	✓		✓	✓			✓	✓	✓
Global Experience	✓		✓	✓	✓	✓	✓	✓	✓	✓
Finance	✓			✓		✓	✓		✓	✓
Strategy and Business Development	✓		✓	✓	✓	✓	✓	✓	✓	✓
Risk Oversight/Management	✓	✓	✓	✓		✓		✓	✓	✓
Human Capital	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Innovation and Intellectual Property	✓	✓	✓		✓		✓	✓	✓
Information Technology and Cybersecurity	✓	✓					✓	✓	✓	✓
Corporate Governance	✓	✓	✓		✓	✓	✓	✓	✓	✓
Legal, Regulatory and Government Contracting	✓	✓	✓		✓		✓		✓	✓
Environmental, Social and Corporate Responsibility	✓	✓	✓				✓	✓	✓
Howmet Aerospace Director Since	2017	2018	2021	2020	2020	2017	2020	2020	2016	2016
50/50 Women on Boards 3+ Designation: In 2021, our Board received the “3+” designation from 50/50 Women on Boards for having three or more women on its board. 50/50 Women on Boards is the leading global education and advocacy campaign driving the movement toward diverse, gender-balanced corporate boards.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

Director Nominees
James F. Albaugh Independent Lead Director since: 2020 Age: 71 Director since: 2017 Committees: • Audit Committee; • Governance and Nominating Committee
Career Highlights and Qualifications: Mr. Albaugh was President and Chief Executive Officer of The Boeing Company’s (“Boeing”) Commercial Airplanes business unit from 2009 – 2012. Prior to holding that position, Mr. Albaugh was President and Chief Executive Officer of Boeing’s Integrated Defense Systems business unit from 2002 – 2009. He joined Boeing in 1975 and held various other executive positions prior to 2002, including President and Chief Executive of Space and Communications and President of Space Transportation. Mr. Albaugh was a member of Boeing’s Executive Council from 1998 – 2012. In addition, he was a senior advisor to Perella Weinberg Partners, a global advisory and asset management firm from 2016 – 2018. Previously, Mr. Albaugh was a senior advisor to The Blackstone Group L.P. from 2012 – 2016.
Other Public Company Directorships:
Current: American Airlines Group Inc.
Previous: Goldman Sachs Acquisition Holdings (2018 – 2020); Harris Corporation (2016 – 2019); B/E Aerospace, Inc. (2014 – 2017); TRW Automotive Holdings Corp. (2006 – 2015).
Other Affiliations:
Current: Board of Directors, Aloft Aeroarchitects (formerly PATS Aerospace) and Belcan Corporation; Chairman, National Aeronautic Association; Board of Trustees, Willamette University and the Columbia University School of Engineering; elected member of the International Academy of Aeronautics and the National Academy of Engineering; Senior Advisor, Industrial Development Funding, LLC.
Previous: President, American Institute of Aeronautics and Astronautics; Chairman, Aerospace Industries Association; Member, Air Force Association and Association of the United States Army.
Attributes and Skills: Mr. Albaugh’s executive leadership experience in the aerospace and airline industry, including his experience with complex systems, contracts and governmental oversight, as well as his accounting and financial literacy and public company board and corporate governance experience, enables him to provide valuable insight and perspectives to the Board.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

Amy E. Alving Age: 59 Director Since: 2018 Committees: • Cybersecurity Advisory Subcommittee (Chair); • Governance and Nominating Committee (Chair)
Career Highlights and Qualifications: Ms. Alving is the former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc. (formerly Science Applications International Corporation (SAIC)), one of the nation’s top defense sector providers of hardware, software and services, where she worked from 2005 – 2013. From 2007 – 2013, she was SAIC’s Chief Technology Officer, stepping down when the company separated into two smaller companies. As the company’s senior technologist, she was responsible for the creation, communication and implementation of SAIC’s technical and scientific vision and strategy. Prior to joining SAIC, Ms. Alving was the director of the Special Projects Office (SPO) at the Defense Advanced Research Projects Agency (DARPA) until 2005, where she was a member of the federal Senior Executive Service. Prior to her time at DARPA, Ms. Alving was a White House Fellow for the Department of Commerce serving as a senior technical advisor to the Deputy Secretary of Commerce from 1997 – 1998. Ms. Alving was an aerospace engineering professor at the University of Minnesota from 1990 – 1997.
Other Public Company Directorships:
Current: DXC Technology Company; Federal National Mortgage Association (Fannie Mae).
Previous: Howmet Aerospace (then named Arconic Inc.) (November 2016 – May 2017); Pall Corporation (since acquired by Danaher Corporation) (2010 – 2015).
Other Affiliations:
Current: Member, Air Force Scientific Advisory Board; Member, Council on Foreign Relations; Board of Trustees, Princeton University.
Previous: Member, Defense Science Board.
Attributes and Skills: Ms. Alving is a technology leader whose career spans business, government and academia. She has been the Chief Technology Officer of one of the largest U.S. defense contractors; has led a major element of the military’s research and development enterprise; and has been a tenured faculty member carrying out original research at a major university. Ms. Alving brings to the Board extensive innovation and technology experience across multiple sectors that will help the Company innovate and grow.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

Sharon R. Barner Age: 64 Director since: 2021 Committee: • Governance and Nominating Committee
Career Highlights and Qualifications: Ms. Barner is currently Vice President, Chief Administrative Officer and Corporate Secretary and Interim Chief Human Resources Officer of Cummins Inc., a global power train and power solutions leader. She previously served as Vice President, General Counsel and Corporate Secretary from 2012 – March 2021.
Prior to joining Cummins, from 2009 – 2011, Ms. Barner served as Deputy Under Secretary of Commerce for Intellectual Property and Deputy Director of the United States Patent and Trademark Office, where she was responsible for patent and trademark operations. From 1996 – 2009, Ms. Barner practiced law at Foley & Lardner LLP where she held a number of leadership roles, including as a member of its Executive Management Committee, chair of its Intellectual Property Department, and chair of its Chicago Intellectual Property practice area.
Other Public Company Directorships:
Previous: Walker Innovations Inc. (2015 – 2018).
Other Affiliations:
Current: Board of Directors, Eskenazi Health Foundation; Board of Trustees, Foundation for Advancement of Diversity in Intellectual Property Law; Board of Trustees, Syracuse University.
Previous: Board of Directors, Association of Corporate Counsel.
Attributes and Skills: With more than 30 years of experience, Ms. Barner is an international business leader and lawyer who has assisted public and privately held technology, automotive and life sciences companies in protecting and growing their businesses worldwide. Her legal background, intellectual property knowledge and recognized leadership bring valuable insight and perspectives to the Board.

Joseph S. Cantie Age: 58 Director since: 2020 Committees: • Audit Committee; • Compensation and Benefits Committee; • Finance Committee
Career Highlights and Qualifications: Mr. Cantie is the former Executive Vice President and Chief Financial Officer of ZF TRW, a division of ZF Friedrichshafen AG (ZF), a position he held from 2015 – 2016. Mr. Cantie previously served in the same roles for TRW Automotive Holdings Corporation from 2003 until the company was acquired by ZF in 2015. From 2001 – 2003, Mr. Cantie was Vice President, Finance for the automotive business of TRW Inc. Mr. Cantie also served as Vice President, Investor Relations for TRW Inc. from 1999 – 2001. From 1996 – 1999, Mr. Cantie served in several executive positions with LucasVarity PLC, including serving as Vice President and Controller. He began his career at KPMG as a certified public accountant.
Other Public Directorships:
Current: Summit Materials, Inc.; TopBuild Corporation.
Previous: Delphi Automotive PLC (2015 – 2017); Delphi Technologies PLC (2017 – 2020).
Attributes and Skills: As a seasoned financial executive with years of global public company experience, Mr. Cantie brings valuable expertise in enterprise risk management, automotive supply, and leadership to the Board.
Mr. Cantie qualifies as an audit committee financial expert.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

Robert F. Leduc Age: 66 Director since: 2020 Committee: • Compensation and Benefits Committee (Chair)
Career Highlights and Qualifications: Mr. Leduc is the former President of Pratt & Whitney, a role he held from 2016 – February 2020. Mr. Leduc previously held a number of senior executive roles over 38 years at United Technologies Corporation, including President of Sikorsky in 2015. He began his career in aerospace engineering at Pratt & Whitney, holding roles of increasing leadership responsibility in program management, strategy and customer support, including serving as Senior Vice President, Engine Programs & Customer Support from 1995 – 2000, President of Large Commercial Engines and Chief Operating Officer from 2000 – 2004, President of Flight Systems and Classified Programs at Hamilton Sundstrand from 2004 – 2010, President of Boeing 787, Space Systems & U.S. Government Classified Programs from 2010 – 2012, and as President of Boeing Programs & Space beginning in 2012.
Other Public Directorships:
Current: AAR Corporation; JetBlue Airways Corporation
Other Affiliations:
Current: Consulting Partner, Advent International; Co-Founder, Robert and Jeanne Leduc Center of Civic Engagement, University of Massachusetts Dartmouth.
Previous: Board of Directors, Connecticut Science Center.
Attributes and Skills: With decades of senior leadership experience, Mr. Leduc brings to the Board extensive knowledge of aerospace, program execution, systems integration, long-cycle investments and customer value creation.

David J. Miller Age: 43 Director since: 2017 Committee: • Finance Committee
Career Highlights and Qualifications: Mr. Miller is an Equity Partner and Senior Portfolio Manager at Elliott Management Corporation, a New York-based investment fund with over $45 billion in assets under management, where he is responsible for investments across the capital structure and spanning multiple industries. Mr. Miller joined Elliott in 2003 after working in M&A and financing advisory roles at Peter J. Solomon Company.
Other Directorships:
Current: Peabody Energy Corporation.
Previous: Board of Managers, JCIM, LLC (2008 – 2013); ISCO International Inc. (2009 – 2010); SemGroup Energy Partners LP / SemGroup Energy Partners GP, LLC (2008 – 2009).
Other Affiliations:
Current: Board of Directors, Acosta, Inc., Brazilian American Automotive Group, Inc. and Futures and Options.
Attributes and Skills: Mr. Miller’s investment expertise, his understanding of financial strategy and his in-depth knowledge of restructuring matters provide valuable perspective to the deliberations of the Board.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

Jody G. Miller Age: 64 Director since: 2020 Committees: • Cybersecurity Advisory Subcommittee; • Governance and Nominating Committee
Career Highlights and Qualifications: Ms. Miller is the Co-Founder and Co-Chief Executive Officer of Business Talent Group (BTG), a global marketplace for top independent professionals doing project-based work. She founded the organization in 2007. In April of 2021, BTG was acquired by Heidrick & Struggles, Inc. Prior to founding BTG, Ms. Miller served as a Venture Partner with venture capital firm Maveron from 2000 – 2007. From 1995 – 1999, Ms. Miller held various positions at Americast, Disney’s digital television venture, including as Acting President and Chief Operating Officer. Ms. Miller also served in the White House as Special Assistant to the President during the Clinton Administration from 1993 – 1995 and as a White House Fellow at the Department of Treasury from 1990 – 1992. Ms. Miller began her career at Cravath, Swaine & Moore.
Other Public Directorships:
Current: LKQ Corporation.
Previous: Capella Education Company (2000 – 2018); TRW Inc. (2005 – 2015).
Other Affiliations:
Current: Advisory Board, Drucker Institute; Board Member, Peer Health Exchange, Inc.
Previous: Board of Directors, Imbellus Inc.; and Board Member, National Campaign to Prevent Teenage and Unplanned Pregnancy.
Attributes and Skills: An outspoken thought leader, Ms. Miller brings to the board a fresh perspective on the evolving talent marketplace. Ms. Miller’s entrepreneurial and leadership experience is an important asset to the Board.

Nicole W. Piasecki Age: 60 Director since: 2020 Committees: • Compensation and Benefits Committee; • Cybersecurity Advisory Subcommittee
Career Highlights and Qualifications: Ms. Piasecki is the former Vice President and General Manager of the Propulsion Systems Division of Boeing Commercial Airplanes, a position she held from 2013 – 2017. During 25 years with The Boeing Company beginning in 1992, Ms. Piasecki held a number of senior roles, including Senior Vice President of Business Development & Strategic Integration and Vice President of Business Strategy and Marketing for Boeing Commercial Airplanes. She also served as President of Boeing Japan.
Other Public Directorships:
Current: Weyerhaeuser Co.
Other Affiliations:
Current: Executive Chairman, VEA Aviation Inc., Chair of the Board of Trustees, Seattle University; Board of Directors, BAE Systems PLC.; Board of Directors, The Stimson Center; Advisor, Mitsubishi Heavy Industries in Tokyo.
Previous: Federal Aviation Authority’s Management Advisory Council; Board of Directors, Federal Reserve Bank, Seattle Branch; Board of Governors, American Chamber of Commerce of Japan.
Attributes and Skills: With decades of experience in senior management positions at a multi-billion dollar aviation company, Ms. Piasecki brings cultivated industry knowledge and valuable business expertise to the Board.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

John C. Plant Chair of the Board Since: 2017 Age: 68 Director since: 2016
Career Highlights and Qualifications: Mr. Plant is the Chief Executive Officer of Howmet Aerospace Inc. Mr. Plant served as the Company’s Co-Chief Executive Officer from April 2020 – October 2021 and its Chief Executive Officer from February 2019 – April 2020. Mr. Plant was Chairman of the Board (2011 – 2015), and President and Chief Executive Officer (2003 – 2015) of TRW Automotive, which was acquired by ZF Friedrichshafen AG in 2015. Under his leadership, TRW employed more than 65,000 people in approximately 190 major facilities around the world and was ranked among the top 10 automotive suppliers globally. Mr. Plant was a co-member of the Chief Executive Office of TRW Inc. from 2001 – 2003 and an Executive Vice President of TRW from the company’s 1999 acquisition of Lucas Varity to 2003. Prior to TRW, Mr. Plant was President of Lucas Varity Automotive and managing director of the Electrical and Electronics division from 1991 – 1997.
Other Public Directorships:
Current: Jabil Circuit Corporation; Masco Corporation.
Previous: Chairman, TRW Automotive (2011 – 2015), Board of Directors, Gates Industrial Corporation PLC (2017 – 2019).
Other Affiliations:
Current: Fellow, Institute of Chartered Accountants.
Attributes and Skills: Mr. Plant has had a distinguished career in the automotive industry spanning nearly 40 years. His industry knowledge provides a strong background from which Howmet Aerospace can benefit. His leadership and succession of key executive roles provide strategic and operational perspectives to the deliberations of the Board.

Ulrich R. Schmidt Age: 72 Director since: 2016 Committees: • Audit Committee (Chair); • Finance Committee (Chair)
Career Highlights and Qualifications: Mr. Schmidt is the former Executive Vice President and Chief Financial Officer of Spirit Aerosystems Holdings, Inc. Prior to Spirit Aerosystems, he served as Executive Vice President and Chief Financial Officer of Goodrich Corporation from 2000 – 2005, and as Vice President, Finance and Business Development, Goodrich Aerospace, from 1994 – 2000. Prior to joining Goodrich, he held senior level roles at a variety of companies, including Invensys Limited, Everest & Jennings International Limited and Argo-Tech Corporation.
Other Directorships:
Previous: Precision Castparts Corporation (2007 – 2016).
Attributes and Skills: Mr. Schmidt has extensive executive and business experience at the board and CFO level in both public and privately held companies. His extensive background in the aerospace industry, coupled with his financial management and strategic planning and analysis foundation in a variety of operating and international assignments, provides Howmet Aerospace with valuable insight and industry experience.
Mr. Schmidt qualifies as an audit committee financial expert.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

Nominating Board Candidates—Procedures and Director Qualifications
Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Howmet Aerospace Inc., Governance and Nominating Committee, c/o Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com. The written submission should comply with all requirements set forth in the Company’s Certificate of Incorporation and Bylaws. The committee will consider all candidates recommended by shareholders in compliance with the foregoing procedures and who satisfy the minimum qualifications for director nominees and Board member attributes.
Shareholder Nominations

The Company’s Certificate of Incorporation and Bylaws provide that any shareholder entitled to vote at an annual meeting of shareholders may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. The shareholder must provide to Howmet Aerospace’s Corporate Secretary timely written notice of the shareholder’s intent to make such a nomination or nominations. In order to be timely, the shareholder must provide such written notice not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain all of the information required in the Company’s Certificate of Incorporation and Bylaws. Any such notice must be sent to our principal executive offices: Howmet Aerospace Inc., Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary.howmet.com. For the 2023 Annual Meeting, such notice must be delivered no earlier than January 25, 2023 and no later than February 24, 2023.
Subject to the terms and conditions set forth in the Company’s Bylaws, shareholder nominations for candidates for election at the 2023 Annual Meeting of Shareholders, which the shareholder wishes to include in the Company’s proxy materials relating to the 2023 Annual Meeting, must be received by the Company at the above address no earlier than November 9, 2022 and no later than December 9, 2022, together with all information required to be provided by the shareholder in accordance with the proxy access provision in the Bylaws.
Minimum Qualifications for Director Nominees and Board Member Attributes

The Governance and Nominating Committee has adopted Criteria for Identification, Evaluation and Selection of Directors:
1.
Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.

2.
Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company’s shareholders, as well as its other stakeholders, including its customers, employees and the communities where the Company has an impact. Directors must not be beholden primarily to any special interest group or constituency.

3.
It is the objective of the Board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.

4.
Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

5.
Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the Chief Executive Officer and his or her peers.

6.
Directors should have proven business acumen, serving or having served as a chief executive officer, or other senior leadership role, in a significant, complex organization; or serving or having served in a significant policy-making or leadership position in a well-respected, nationally or internationally recognized educational institution, not-for-profit organization or governmental entity; or having achieved a widely recognized position of leadership in the director’s field of endeavor which adds substantial value to the oversight of material issues related to the Company’s business.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Item 1 Election of Directors (continued)

7.
Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships, in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

8.
Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the Board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the Board must satisfy the requirements of an “audit committee financial expert.”

9.
Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing Board and team performance over individual performance and respect for others and their views.

10.
New director nominees should be able and committed to serve as a member of the Board for an extended period of time.

11.
A diverse board encompassing a variety of skills, experiences and viewpoints contribute to the collective strength and effectiveness of the Board. When evaluating the diversity of potential director nominees, the Governance and Nominating Committee will consider a broad range of diversity, including diversity with respect to professional experience, skills and background, as well as diversity of gender, race, ethnicity, sexual orientation and identity. In selecting a director nominee, the committee will focus on characteristics that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature.

12.
Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

Process of Evaluation of Director Candidates

The Governance and Nominating Committee makes a preliminary review of a prospective director candidate’s background, career experience and qualifications based on available information or information provided by an independent search firm, which identifies or provides an assessment of a candidate, or by a shareholder nominating or suggesting a candidate. If a consensus is reached by the committee that a particular candidate would likely contribute positively to the Board’s mix of skills, experiences and diversity, and a Board vacancy exists or is likely to occur, the candidate is contacted to confirm his or her interest and willingness to serve. The committee conducts interviews and may invite other Board members or senior Howmet Aerospace executives to interview the candidate to assess the candidate’s overall qualifications. The committee considers the candidate against the criteria it has adopted, as well as in the context of the Board’s then current composition and the needs of the Board and its committees.
At the conclusion of this process, the committee reports the results of its review to the full Board. The report includes a recommendation as to whether the candidate should be nominated for election to the Board. This procedure is the same for all candidates, including director candidates identified by shareholders.
The Governance and Nominating Committee retains from time to time the services of a search firm that specializes in identifying and evaluating director candidates. Services provided by the search firm include identifying potential director candidates meeting criteria established by the committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member.

   HOWMET AEROSPACE | 2022 Proxy Statement
Director Compensation
Our non-employee director compensation program is designed to attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Guidelines, and to recognize the substantial time and effort necessary to exercise oversight of a complex global organization like Howmet Aerospace and fulfill the other responsibilities required of our directors. Mr. Plant, our sole employee director, does not receive additional compensation for his Board service.
The Governance and Nominating Committee reviews director compensation periodically and recommends changes to the Board when it deems appropriate. In 2021, the Committee asked management to conduct a review of the Company’s director compensation program compared to benchmark companies in our CEO compensation peer group. Based on management’s review, and taking into account various factors, the Governance and Nominating Committee did not recommend any changes to the compensation program for non-employee directors.
Director Fees
The following table describes the components of compensation for non-employee directors:
Compensation Element	2021 Amount
Annual Cash Retainer	$120,000
Annual Equity Award (Deferred Restricted Share Units Granted Following Each Annual Meeting of Shareholders)	$150,000
Other Annual Fees1:
• Lead Director Fee	$30,0002
• Audit Committee Chair Fee (includes Audit Committee Member Fee)	$20,0002
• Compensation and Benefits Committee Chair Fee	$15,0002
• Other Committee Chair Fee	$15,0002
Per Meeting Fee for Meetings in Excess of Regularly Scheduled Meetings	$1,2003
Ownership Requirements and Annual Compensation Limits
Stock Ownership Requirement	$750,000
Timeline to Achieve Stock Ownership	6 years
Total Annual Director Compensation Limit	$750,000

1
All Other Annual Fees are paid in cash.

2
Each non-employee director may receive only one additional annual retainer fee in connection with service as the Chair of a committee (whether in the position of Lead Director, Audit Committee Chair, Compensation and Benefits Committee Chair or Other Committee Chair), regardless of how many committee Chair positions held by such director.

3
A fee of  $1,200 for each Board or committee meeting attended by a non-employee director in excess of five special Board or committee meetings during the applicable calendar year and applies only to any non-regularly scheduled meeting in excess of a two-hour duration.

Directors’ Alignment with Shareholders
Stock Ownership Guideline for Directors

In order to further align the interests of our directors with the long-term interests of our shareholders, non-employee directors are required to own, until retirement from the Board, at least $750,000 in Howmet Aerospace common stock. Compliance with the ownership value requirement is measured annually and if the stock price declines in value, directors must continue to invest in Howmet Aerospace stock until the stock ownership guideline is reached. Each director is required to reach the stock ownership guideline within six years of his or her initial appointment as a non-employee director.
Prior to November 1, 2016, directors could defer director fees into deferred share units under the Company’s deferred fee plan for directors. Deferred share units provide directors with the same economic interest as if they own Howmet Aerospace common stock. Specifically, the deferred share units track the performance of our common stock and accrue dividend equivalents that are equal in value to dividends paid on our common stock. Upon a director’s retirement from the Board, the deferred share units are settled in cash at a value equivalent to the then-prevailing market value of our common stock.

   HOWMET AEROSPACE | 2022 Proxy Statement
Director Compensation (continued)

Beginning November 1, 2016, directors receive a portion of their annual compensation in Howmet Aerospace deferred restricted share units (RSUs), which count towards meeting the stock ownership value requirement. The annual deferred RSU award vests on the first anniversary of the grant date, or, if earlier, the date of the next subsequent annual meeting of shareholders following the grant date, subject to continued service through the vesting date (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control, and pro-rata vesting provisions apply in the event of a director’s termination of service for any other reason). Settlement of the annual deferred RSUs is deferred pursuant to the Amended and Restated Deferred Fee Plan for Directors. Also, beginning November 1, 2016, directors may elect to defer the cash portion of their annual compensation into additional Howmet Aerospace deferred RSUs (but not into deferred share units), as described in the “Director Deferral Program” section. Each Howmet Aerospace deferred RSU is an undertaking by the Company to issue to the recipient one share of Howmet Aerospace common stock upon settlement.
Accordingly, whether a director holds shares of Howmet Aerospace common stock, deferred share units or deferred RSUs, directors have the same economic interest in the performance of the Company, which further aligns directors’ interests with those of our shareholders.
The following table shows the aggregate value of each current director’s holdings in Howmet Aerospace common stock, deferred share units, and deferred RSUs, as of March 31, 2022, based on the closing price of our common stock on the New York Stock Exchange on that date.
Directors	Director Since	Value of Holdings in Howmet Aerospace Stock, Deferred Share Units and Deferred Restricted Share Units
James F. Albaugh	2017	$1,727,636
Amy E. Alving	2018	$1,669,341
Sharon R. Barner	2021	$187,247
Joseph S. Cantie	2020	$866,549
Robert F. Leduc	2020	$712,151
David J. Miller	2017	$1,507,791
Jody G. Miller	2020	$564,761
Nicole W. Piasecki	2020	$564,761
John C. Plant	2016	$68,514,2911
Ulrich R. Schmidt	2016	$1,847,568

1
Unvested equity awards are not included.

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

Company policy prohibits members of the Board of Directors from pledging, holding in margin accounts, or engaging in short sales or hedging transactions with respect to any of their Company stock. The policy continues to align the interests of our directors with those of our shareholders.

   HOWMET AEROSPACE | 2022 Proxy Statement
Director Compensation (continued)

2021 Director Compensation
The following table sets forth the 2021 compensation of each non-employee director who served on the Board in 2021.
Name1 (a)	Fees Earned or Paid in Cash ($)(b)2	Stock Awards ($)(c)3	All Other Compensation ($)(g)4	Total ($)(h)
James F. Albaugh	$150,000	$150,009	$1,069	$301,078
Amy E. Alving	$135,000	$150,009	$1,650	$286,659
Sharon R. Barner5	$90,000	$181,247	$795	$272,042
Joseph S. Cantie	$120,000	$150,009	$795	$270,804
Robert F. Leduc	$135,000	$150,009	—	$285,009
David J. Miller	$120,000	$150,009	—	$270,009
Jody G. Miller	$120,000	$150,009	—	$270,009
Nicole W. Piasecki	$120,000	$150,009	—	$270,009
Ulrich R. Schmidt	$140,000	$150,009	—	$290,009
In 2021, we did not issue any option awards to directors, and we do not have a non-equity incentive plan for directors. Accordingly, no such compensation is reported and we have omitted columns (d) and (e) from the table. Further, the Company does not pay above-market or preferential earnings on fees that are deferred. The Amended and Restated Deferred Fee Plan for Directors and a predecessor plan have the same investment options as the Company’s 401(k) tax-qualified savings plan for salaried employees. We therefore do not report changes in pension value or earnings on deferred fees and we have omitted column (f) from the table.
1
John C. Plant, Executive Chairman and Chief Executive Officer, is a Company employee and receives no compensation for service as a director. His compensation is reflected in the “2021 Summary Compensation Table.”

2
Fees Earned or Paid in Cash (Column (b)). This column reflects the cash fees earned by directors for Board and committee services in 2021, whether or not such fees were deferred by a director (see “Director Deferral Program” below).

3
Stock Awards (Column (c)). The amounts in this column represents the aggregate grant date fair value of deferred restricted share unit (RSU) awards granted to each non-employee director under the 2013 Howmet Aerospace Stock Incentive Plan, as Amended and Restated, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Except as described below, the deferred RSU award constitutes the equity portion of each director’s compensation for service from the Company’s annual meeting of shareholders (“Annual Meeting”) in 2021 until the Company’s Annual Meeting in 2022 and vests on the earlier of the first anniversary date of the grant date or the date of the Company’s 2022 annual meeting (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control, and pro-rata vesting applies in the event of a director’s termination of service for any other reason). The exact number of deferred RSUs comprising an equity award is calculated by dividing the dollar value of the award (as specified in our Non-Employee Director Compensation Policy) by the closing price of our common stock on the day of grant, rounded to the nearest whole share.

•
Ms. Barner joined the Board of Directors on April 1, 2021. For her service from April 1, 2021 to the Company’s 2021 Annual Meeting (on May 25, 2021), she received a pro-rated equity award of 982 deferred RSUs on April 8, 2021, with a grant date fair value of  $31,237 based on the closing price per share of our common stock on the date of grant ($31.81). These deferred RSUs vested on May 25, 2021.

•
Messrs. Albaugh, Cantie, Leduc, D. Miller and Schmidt and Mmes. Alving, Barner, J. Miller and Piasecki were each granted an annual equity award on May 27, 2021 for service from the Company’s 2021 Annual Meeting to the Company’s 2022 Annual Meeting. Each director received 4,228 deferred RSUs, with a grant value fair value of  $150,009, based on the closing price per share of our common stock on the date of grant ($35.48).

•
The aggregate number of unvested deferred RSUs outstanding for each of Messrs. Albaugh, Cantie, Leduc, D. Miller and Schmidt and Mmes. Alving, Barner, J. Miller and Piasecki at December 31, 2021 was 4,228. The foregoing amounts do not include deferred RSUs that have vested—see “Director Deferral Program” below.

4
All Other Compensation (Column (g)). The amount shown in this column for Messrs. Albaugh and Cantie; and Mmes. Alving and Barner represents imputed income related to a 2021 board event. Spouses and partners of directors were invited to attend this event and imputed income was charged to those directors whose spouses or partners attended. This imputed income is primarily for travel and expenses. Directors do not receive tax gross-ups for imputed income.

5
Ms. Barner joined the Board of Directors, effective April 1, 2021.

   HOWMET AEROSPACE | 2022 Proxy Statement
Director Compensation (continued)

Director Deferral Program
Pursuant to the Amended and Restated Deferred Fee Plan for Directors, non-employee directors may elect to defer all or part of the cash portion of their annual compensation and to invest such deferred amounts into fully-vested Howmet Aerospace restricted share units or into the investment options provided under the Company’s 401(k) tax-qualified savings plan other than the Howmet Aerospace Stock Fund (which represents Howmet Aerospace deferred share units). The annual equity award granted to non-employee directors in the form of Howmet Aerospace restricted share units is, by its terms, deferred under the Amended and Restated Deferred Fee Plan for Directors. Deferred amounts are paid either in a lump sum or installments, as elected by the director, upon retirement from the Board of Directors.

   HOWMET AEROSPACE | 2022 Proxy Statement
Environmental and Social Responsibility
Howmet Aerospace is committed to improving our environmental footprint, creating a work environment where all employees can thrive, investing in the communities where we operate, and maintaining good governance practices. These values, which are specified in our Code of Conduct, form the basis of our environmental, social and governance (ESG) plans and are reflected in our daily work. Central to this effort is addressing the needs of the industries we serve, where our customers are seeking to reduce their environmental impacts and carbon footprints. Our proprietary technologies help customers meet their sustainability goals by reducing the fuel consumption of their aircraft and truck fleets.
Our approach and efforts related to ESG matters are detailed in the Company’s annual ESG Report and are guided by the following:
Customer	Operational	Supply Chain
Enable our customers to achieve their sustainability goals through our sustainable product development and innovations – our products reduce fuel consumption and improve efficiencies.	Reduce our environmental footprint by enhancing efficiency, act on our social responsibility and keep our people safe, empowered and engaged.	Drive sustainability into our suppliers’ processes and practices and leverage their expertise to achieve our sustainability goals.
The Company’s ESG Report can be found at www.howmet.com/esg-report. Information on our website, including the Company’s ESG Report or sections thereof, is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC. The ESG Report is prepared in accordance with the recommendations from the Task Force on Climate-related Financial Disclosure (TCFD), Sustainability Accounting Standards Board for the A&D Industry (SASB) and Global Reporting Initiative (GRI) standards among other guiding standards.
Management Focus	Board Oversight
ESG has the full attention of the organization at every level. Key ESG metrics are reviewed on a regular basis, including quarterly updates with the CEO and senior leadership, and ESG goals and plans are reviewed at least annually. In 2021, we identified and funded more than 100 projects that are expected to deliver a reduction in our greenhouse has (GHG) emissions of 21.5% based on our projected business volumes by 2024, and we will prepare comprehensive plans to further reduce our GHG emissions by 2030 that will take us closer to the possibility of net-zero by 2050.	Our Board is equally committed to the Company’s ESG goals and maintains oversight over ESG matters at the full Board level and through various Board committees. The full Board reviews our comprehensive ESG program at least annually. In addition, our Board and CEO meet to review the talent in key positions across our Company, update our succession strategy and leadership pipeline for key roles, including the CEO, and assess the adequacy of our workforce to meet business challenges and future growth required for our long-term corporate strategy. The Board also receives updates and presentations on key topics, including diversity, equity and inclusion and employee development and succession.

   HOWMET AEROSPACE | 2022 Proxy Statement
Environmental and Social Responsibility (continued)

Some highlights of the Company’s annual ESG Report* are as follows:
Health and Safety	Climate Change	Waste and Spills
Zero employee and contractor fatalities. Total recordable incidents remained constant with 2020 and there was an 8% decline in our days away, restricted and transfer rate compared to 2020.	A 6.2% decrease in GHG emissions, 3.0% decline in energy consumption and 10.8% decrease in water use, each as compared to 2020.	Landfilled waste decreased by 6.8% compared to 2020, and we had no spills outside of containment.
COVID-19	Products	Stakeholder and Community Engagement
When COVID-19 vaccines became available for the general population, we strongly encouraged our employees to become vaccinated. As a result, we achieved a 79% vaccination rate among our employees, with 59 global and 21 U.S. locations achieving vaccination rates above 80%.	Materials and cooling techniques that we developed enable aerospace engines to run hotter and under higher pressures, increasing fuel efficiency. For aerospace and defense engines, our single crystal airfoils with advanced cooling schemes operate in environments 392°F above the melting point of the metals.	In 2021, Howmet Aerospace Foundation disbursed more than $4.7 million in STEM-focused grants. These included $1.8 million to the Carnegie Science Center in Pittsburgh, Pennsylvania for the “Our Destiny in Space” exhibition and the “Flight Path to Career and Community Readiness” initiative.
Diversity, Equity and Inclusion
We believe that by providing a workplace that fosters diversity, equity and inclusion, we build more effective teams, encourage innovation, and can better attract and retain top talent. Diversity, equity and inclusion is not only a legal and social imperative, but also a business imperative that is key to our future success. We aim to create a workplace that reflects the diverse communities in which we live and operate and that will empower our employees to achieve their highest potential.
Our talent program includes investing in our future leaders, inclusive hiring, and leadership training. We have partnered with several non-profit and community organizations that build future talent and engage diverse talent through a variety of networks.
We provided leadership and awareness training to provide a strong foundation for building a diverse, equitable and inclusive organization. In 2021, 164 women and diverse employees participated in our leadership training programs and we facilitated 13 diversity awareness training events and sponsored 33 placements at conferences focused on developing women. Through these and other focused efforts, we have improved the diversity of our leadership and our overall workforce, specifically in the representation of women and diverse employees.
We have expanded our diversity, equity, and inclusion initiatives through investments in institutions serving minority populations, outreach programs, and employee engagement through participation in our Employee Resource Groups (ERGs). Our ERGs, which are voluntary, employee-led groups sponsored by our senior leaders, are fundamental to building our culture of inclusion. The ERGs are focused on Women, LGBTQ+, African Heritage, Hispanic, Veteran, Next Generation, and European Diversity. These networks help connect employees with diverse backgrounds and perspectives to drive inclusion through collaboration, education and sponsorship. In 2021, ERG membership grew by 32%, and we currently have 812 active ERG members. Through our ERGs’ active involvement in our local communities and collaboration with the Howmet Aerospace Foundation, we have funded $14.9 million in grants, including quality and science, technology, engineering, and mathematics (STEM) focused grants for underrepresented individuals and organizations.

*
Since the Company separated from Arconic Corporation in April 2020, the 2020 ESG metrics referenced herein do not include Arconic Corporation.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance
Howmet Aerospace is a values-based company. Our values guide our behavior at every level and apply across the Company on a global basis. The Board has adopted a number of policies to support our values and good corporate governance, which we believe are important to the success of our business and in advancing shareholder interests. We highlight below certain of our corporate governance practices and features:
Board Independence and Accountability
Board Independence	✓ 9 of our 10 directors are independent. Our Chief Executive Officer, John C. Plant (who is also Executive Chairman) is our sole employee director.
Board Leadership
✓
Current Board leadership structure comprises an Executive Chairman of the Board, an independent Lead Director and independent chairs of each Board committee.

✓
The independent Lead Director has substantial responsibilities, including presiding at all meetings of the Board at which the Executive Chairman is not present, and presiding at executive sessions of the independent directors.

Board Engagement
✓
Attendance:

•
All directors attended more than 75% of Board and their respective Committee meetings in 2021; director attendance in 2021 averaged 97.4%.

•
All directors are expected to attend the annual meeting of shareholders.

✓
Independent directors meet in executive session at every regular Board and Board committee meeting.

Board Composition and Diversity
✓
Directors have a diversity of experience that spans a broad range of industries.

✓
Directors have a broad array of attributes and skills directly relevant to the Company and its businesses.

✓
4 of our 10 directors are female, and 1 director is racially/ethnically diverse.

✓
See “Item 1 Election of Directors” for additional information.

Board Committees
✓
Fully independent Audit, Compensation and Benefits, Finance, and Governance and Nominating Committees, as well as an independent Cybersecurity Advsiory Subcommittee.

✓
Each committee has a written charter that is reviewed on an annual basis and available on our website.

Board Accountability
✓
Annual elections of all directors.

✓
Majority voting standards for election of directors.

✓
Annual certification of compliance with the Business Conduct and Conflict of Interest Survey and related governance and ethics policies.

✓
Annual Say-on-Pay vote.

✓
Annual shareholder ratification of the Audit Committee’s selection of our independent auditor.

✓
No supermajority voting provisions in the Company’s Certificate of Incorporation or Bylaws.

Responsiveness to Shareholders
✓
Following each annual meeting of shareholders, the appropriate committees of the Board consider the vote outcomes of the management and shareholder proposals and, depending on those vote outcomes, may recommend proposed courses of action.

Proxy Access	✓ Shareholders may nominate director candidates to the Board and include those nominees in the Company’s proxy statement in accordance with the Company’s Bylaws.
Shareholders Action
✓
Shareholders are permitted to call special meetings in accordance with the Company’s Certificate of Incorporation and Bylaws.

✓
Shareholders may act by written consent in accordance with the Company’s Certificate of Incorporation and Bylaws.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Board Effectiveness
Board, Committee and Director Evaluations	✓ Annual Board and Committee self-evaluation process. ✓ Annual director performance evaluations. ✓ Ongoing assessment of corporate governance best practices appropriate for Howmet Aerospace.
Overboarding Limits	✓ Directors are subject to overboarding limitations as a general rule in accordance with our Corporate Governance Guidelines.
Shareholder Engagement
✓
Directors are committed to meaningful engagement with shareholders and welcome input and suggestions.

✓
Board members routinely meet with top shareholders for conversations focused on Board skills, diversity and its oversight on a variety of topics, including company strategy, growth, compensation, and environmental, social and governance (ESG) matters.

Board Oversight of Risk and ESG Programs
✓
Our full Board is responsible for risk oversight and the Board committees oversee certain key risks relating to their areas.

✓
The Board and Board committees provide oversight of ESG risks and opportunities, including review of ESG strategies and challenges.

✓
The Company publishes an annual Environmental, Social and Governance Report. See “Environmental and Social Responsibility” section for additional information.

Succession Planning	✓ The Board oversees and engages in Board and executive succession planning.
Alignment with Shareholder Interests
Claw-back and Short Sales, Hedging, Margin Accounts and Pledging Policies
✓
Our annual cash incentive compensation plan and our stock incentive plans contain claw-back provisions, providing for Company reimbursement of incentive compensation from executive officers in certain circumstances.

✓
Short sales of Company securities and derivative or speculative transactions in Company securities are prohibited.

✓
Purchase or use of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities, is prohibited.

✓
Directors and Section 16 officers are prohibited from holding Company securities in margin accounts or pledging Company securities as collateral.

Stock Ownership
✓
Non-employee directors and executive officers are subject to robust stock ownership guidelines:

•
Non-employee directors must retain equity of at least $750,000 in value until retirement.

•
Executives are required to hold substantial equity in the Company until retirement, including equity equal in value to six-times base salary for our CEO.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

The Structure and Role of the Board of Directors
Board Leadership Structure

The Company’s current Board leadership structure comprises a combined Chairman and Chief Executive Officer, an independent director serving as the Lead Director, and strong, active independent directors. The Board will continue to exercise its judgment, under the circumstances at the time, to evaluate the Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two.
Executive Chairman

The Board has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. A combined role of Chairman and Chief Executive Officer confers advantages, including those listed below.
•
By serving in both positions, the Executive Chairman and Chief Executive Officer is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Independent Lead Director, leadership in focusing its discussions, review and oversight of the Company’s strategy, business, and operating and financial performance.

•
A combined role ensures that the Company presents its message and strategy to stakeholders with a unified voice.

•
The structure allows for efficient decision-making and focused accountability.

The Board believes that it is in the best interest of the Company and its shareholders for John C. Plant to serve as Chairman and Chief Executive Officer, considering the strong role of our independent Lead Director and other corporate governance practices providing independent oversight of management.
Independent Lead Director

Our Independent Lead Director has substantial responsibilities.
•
Meets regularly with the Chairman and serve as a liaison between the Chairman and the independent directors;

•
Communicates to the Chairman and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors during meetings, executive sessions and outside of board meetings;

•
Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
Facilitates effective and candid Board discussions and communications to optimize Board performance;

•
Approves meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;

•
Ensures personal availability for consultation and communication with independent directors and with the Chairman, as appropriate;

•
Calls executive sessions of the Board;

•
Calls meetings of the independent directors, as the Lead Director may deem to be appropriate; and

•
Responds directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate, and if requested, ensuring that he or she is available for consultation and direct communication with major shareholders, as appropriate.

James F. Albaugh is our current independent Lead Director. Mr. Albaugh’s strength in leading the Board is complemented by his depth of experience in Board matters ranging from his service on the Company’s Audit Committee and Governance and Nominating Committee to his memberships on other company boards.
The Company’s corporate governance practices are designed to ensure that shareholders’ interests are protected by effective and independent oversight of management:
•
Independence. 9 of our 10 directors are independent as defined by the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s Director Independence Standards.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

•
Committees. Each of the Board’s key standing committees—the Audit Committee, the Compensation and Benefits Committee, the Finance Committee and the Governance and Nominating Committee—is composed solely of independent directors.

•
Executive Sessions. Our independent directors meet at every regular Board Meeting in executive session without management present. These meetings are led by the independent Lead Director. The independent Lead Director may call extra sessions as needed. Committee meetings also include an executive session at which Committee members meet without management in attendance.

The Board’s Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account, among other considerations, the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor material risks applicable to the Company. The Board annually reviews the Company’s enterprise risk management and receives regular updates on risk exposures.
While the Board and the committees of the Board oversee enterprise risk management, Company management is responsible for managing risk and the creation, implementation and monitoring of the risk management programs and appropriate risk management policies and procedures. The Company has robust internal processes and an effective internal control environment that facilitates the identification and management of risks and regular communication with the Board. These include an enterprise risk management committee, regular management disclosure committee meetings, Business Conduct Policies, a strong Legal Department and Ethics and Compliance Office, and a comprehensive internal and external audit process. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to communicate directly with senior management.

Risk Oversight

Board of Directors

- Competitive Landscape
- Strategy
- Economic Conditions
- Capital Requirements
- Operations
- CEO Succession Planning
- Enterprise Risk Management
- Human Capital Management
- Environmental, Social and Governance
- Safety
- Product Integrity

Audit Committee

- Treasury
- Financial Accounting and Reporting
- Internal and External Audit
- Tax
- Asset Impairments
- Legal, Regulatory and Compliance
- Information Technology Security
- Contingencies
- Internal Controls

Cybersecurity Advisory Subcommittee

- Incident Response
- Data Security
- Network Security

Compensation and Benefits Committee

- Talent Acquisition and Retention
- Compensation and Benefits Programs and Plans
- Incentive Arrangements
- Executive Officer Compensation

Finance Committee

- Capital Structure
- Capital Allocation
- Acquisitions and Divestitures
- Pension Plan Investment Performance

Governance and Nominating Committee

- Corporate Governance
- Director Succession Planning
- Board Structure and Operations
- Board Committee Functions and Membership
- Director Compensation
- Related Person Transactions

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Board Oversight of COVID-19
The risk landscape associated with the COVID-19 pandemic has been, and continues to be, discussed with the Board. Over the course of 2021, management, including the Executive Chairman and Chief Executive Officer and the Chief Financial Officer, regularly updated the Board on the impact of the COVID-19 pandemic on our business and the strategic, operational and financial risks and considerations associated with the pandemic. Discussions with the Board have included, among other topics, financial and operational matters, employee health and safety, and implementation of Howmet Aerospace’s safety protocols to protect the Company’s people and processes.
Committees of the Board
Each of the Audit, Compensation and Benefits, Finance, and Governance and Nominating Committees, as well as the Cybersecurity Advisory Subcommittee, is composed solely of directors who have been determined by the Board of Directors to be independent in accordance with Securities and Exchange Commission (“SEC”) regulations, NYSE listing standards and the Company’s Director Independence Standards (including the heightened independence standards for members of the Audit and Compensation and Benefits Committees).
For information on how to access the written charters for each committee and subcommittee, see “—Our Corporate Governance Documents” below.
Audit Committee
2021 Members: Ulrich R. Schmidt (Chair) James F. Albaugh Joseph S. Cantie Independence: Each member of the committee is independent and financially literate. 8 Meetings in 2021
Responsibilities:
•
Oversees the integrity of the financial statements and internal controls, including review of the scope and the results of the audits of the internal and independent auditors

•
Appoints the independent auditors and evaluates their independence and performance

•
Reviews the organization, performance and adequacy of the internal audit function

•
Pre-approves all audit, audit-related, tax and other services to be provided by the independent auditors

•
Oversees the Company’s compliance with legal, ethical and regulatory requirements

•
Discusses with management and the auditors the policies with respect to risk assessment and risk management, including major financial risk exposures

Financial Expert: Joseph S. Cantie and Ulrich R. Schmidt meet the requirements as defined by the SEC rules.

Cybersecurity Advisory Subcommittee
2021 Members: Amy E. Alving (Chair) Jody G. Miller Nicole W. Piasecki Independence: Each member of the committee is independent. 4 Meetings in 2021
Responsibilities:
•
Assists the Audit Committee and Board in regularly reviewing the state of the Company’s cybersecurity, including review of the threat landscape facing the Company and the Company’s strategy to mitigate cybersecurity risks, which include initiatives for identification, protection, detection, response and recovery, employee training on cybersecurity matters and consideration of the impact of emerging cybersecurity developments that may affect the Company

•
Regularly brings cybersecurity developments or issues to the attention of the Board and/or the Audit Committee

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Compensation and Benefits Committee
2021 Members: Robert F. Leduc (Chair) Joseph S. Cantie Nicole W. Piasecki Independence: Each member of the committee is independent. 8 Meetings in 2021
Responsibilities:
•
Recommends the Chief Executive Officer’s compensation for approval by the independent directors of the Board, based upon an evaluation of performance in light of approved goals and objectives

•
Reviews and approves the compensation of the Company’s officers

•
Oversees the implementation and administration of the Company’s compensation and benefits plans, including pension, savings, incentive compensation and equity-based plans

•
Reviews and approves general compensation and benefit policies

•
Approves the Compensation Discussion and Analysis for inclusion in the proxy statement

•
Has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement (see “Corporate Governance—Compensation Consultants” regarding the committee’s engagement of a compensation consultant)

The Compensation and Benefits Committee may form and delegate its authority to subcommittees, including subcommittees of management when appropriate. Executive officers do not determine the amount or form of executive or director compensation although the Chief Executive Officer provides recommendations to the Compensation and Benefits Committee regarding compensation changes and incentive compensation for executive officers other than himself. For more information on the responsibilities and activities of the committee, including its processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

Finance Committee
2021 Members: Ulrich R. Schmidt (Chair) Joseph S. Cantie David J. Miller Independence: Each member of the committee is independent. 4 Meetings in 2021
Responsibilities:
Reviews and provides advice and counsel to the Board regarding the Company’s:
•
Capital structure

•
Financing transactions

•
Capital expenditures and capital plan

•
Acquisitions and divestitures

•
Share repurchases and dividend programs

•
Policies relating to interest rate, commodity and currency hedging

•
Pension plan performance and funding

Governance and Nominating Committee
2021 Members: Amy E. Alving (Chair) James F. Albaugh Sharon R. Barner Jody G. Miller Independence: Each member of the committee is independent. 4 Meetings in 2021
Responsibilities:
•
Identifies individuals qualified to become Board members and recommends them to the full Board for consideration, including evaluating all potential candidates, whether initially recommended by management, other Board members or shareholders

•
Reviews and makes recommendations to the Board regarding the appropriate structure and operations of the Board and Board committees

•
Makes recommendations to the Board regarding Board committee assignments

•
Develops and annually reviews corporate governance guidelines of the Company, and oversees other corporate governance matters

•
Reviews related person transactions

•
Oversees an annual performance review of the Board, Board committees and individual directors

•
Periodically reviews and makes recommendations to the Board regarding director compensation

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Board Meetings and Attendance
The Board met 9 times in 2021. The number of Board committee meetings can be found above in “Board Committee Membership and Responsibilities”. Attendance by incumbent directors at Board and committee meetings averaged 97.4%. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during 2021.
Under Howmet Aerospace’s Corporate Governance Guidelines, all directors are expected to attend the annual meeting of shareholders. All eleven of the then members of the Board attended the Company’s 2021 annual meeting.
Director Orientation and Continuing Education
The Company has a robust orientation program for new directors. New directors meet with key members of management to learn about the Company’s business, including its strategy, business segments, resource units and ESG priorities. As part of our Board’s continuing education, directors strive to visit one Company’s business facility each year to deepen their understanding of the Company and interact with on-site employees. In September 2021, the Board engaged in an extensive tour of the Company’s Engine Products operations in Whitehall, Michigan, which provided the Board with valuable insight into the Company’s operations, technology and innovations. Directors are also encouraged to attend outside continuing education programs at the Company’s expense. Company presentations and materials, including updates on business developments and other important topics, are provided from time to time to directors, as appropriate or upon request.
Board, Committee and Director Evaluations
The Board of Directors believes that a robust and constructive Board, committee and director performance evaluation process is an essential component of board effectiveness. Each year, the Board conducts a comprehensive evaluation process, overseen by the Governance and Nominating Committee, of its own performance, as well as the performance of each committee and each director.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Shareholder Engagement
The Board of Directors and the Company believe ongoing engagement with Howmet Aerospace shareholders is important to understanding shareholder views on issues that are important to them or that affect our Company. We have embraced an active engagement strategy for many years: to provide visibility and transparency into our business, our performance and our corporate governance, environmental, social and compensation practices. Our engagement program is designed to address shareholder questions and concerns, provide shareholders with our perspective on Company policies and practices, seek shareholder input and incorporate feedback, as appropriate.
How We Engage
Board Participation. Our independent Lead Director, Compensation and Benefits Committee Chair and other members of the Board are available for, and participate as appropriate in, shareholder meetings, particularly those relating to ESG and compensation-related matters, as described below.
Investor Relations Discussions	ESG and Compensation-Related Discussions
Throughout the year, our investor relations (IR) team regularly meets with shareholders, prospective shareholders, and investment analysts through quarterly earnings calls, investor conferences, presentations, on-site meetings and virtual meetings. These meetings often include participation by our Executive Chairman and Chief Executive Officer and our Chief Financial Officer, and generally focus on Company financial and operational performance and strategy.
Twice a year, we conduct a shareholder outreach program focused on ESG and compensation topics:
•
corporate governance, including Board oversight;

•
executive compensation, including say-on-pay response;

•
environmental and sustainability matters, including climate change;

•
human capital management and diversity, equity and inclusion.

Senior management and members of the corporate governance, environmental, health and safety, human resources, executive compensation, and IR teams participate on these calls, along with Board members, as appropriate.

Investor Relations 2021 Shareholder Engagement	ESG and Compensation-Related 2021 Shareholder Engagement
2021: Engaged with shareholders who own approximately 54% of our common shares
Spring 2021: Reached out to our top 50 shareholders who own approximately 73% of our common shares, other than Elliott Management (who has a Board representative) and Mr. Plant, and engaged with the approximately 28% who accepted our invitation
Fall 2021: Reached out to our top 30 shareholders who own approximately 68% of our common shares, other than Elliott Management, and engaged with the approximately 10% who accepted our invitation. We also engaged with Glass Lewis; ISS declined our invitation.

For a further discussion regarding shareholder feedback on compensation matters, see “Executive Compensation—Compensation Discussion and Analysis.”
When We Engage
Spring	Summer	Fall	Winter
Make available to shareholders the Annual Report, Proxy Statement and ESG report. Prior to the Annual Meeting of Shareholders, conduct shareholder engagement to discuss any concerns on the ballot items and gather feedback on ESG and compensation matters.	Review feedback and results from the Annual Meeting of Shareholders, plan for fall outreach and target responsive engagement.	Conduct comprehensive engagement with shareholders to gather feedback from the Annual Meeting of Shareholders and discuss developments in the Company’s business, and ESG and compensation matters.	Review shareholder feedback and Board to consider potential changes to corporate governance, executive compensation program, and environmental and social matters and disclosures.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Communications with Directors
The Board of Directors is committed to meaningful engagement with Howmet Aerospace shareholders and welcomes input and suggestions. Shareholders and other interested parties wishing to contact the Executive Chairman, independent Lead Director, individual directors, or the independent directors as a group may do so by sending a written communication to the attention of the Independent Lead Director c/o Howmet Aerospace Inc., Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com.
To communicate issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, send a written communication to the Audit Committee c/o Howmet Aerospace Inc., Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com.
Alternatively, you may place an anonymous, confidential, toll-free call in the United States to Howmet Aerospace’s Integrity Line at 1-844-932-1021. For a listing of Integrity Line telephone numbers outside the United States, go to http://www.howmet.com under “About Us—Our Fundamentals—Ethics and Compliance—Speak-Up Culture—Howmet Aerospace Integrity Line.”
Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate, depending upon the facts and circumstances outlined in the communication. The Board of Directors has asked the Corporate Secretary’s Office to submit to the Board all communications received, excluding only those items that are not related to Board duties and responsibilities, such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.
Director Independence
In the Company’s Corporate Governance Guidelines, the Board recognizes that independence depends not only on directors’ individual relationships, but also on the directors’ overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under the Company’s Director Independence Standards, which conform to the corporate governance listing standards of the New York Stock Exchange, a director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group. The Director Independence Standards comprise a list of all categories of material relationships affecting the determination of a director’s independence. Any relationship that falls below a threshold set forth in the Director Independence Standards, or is not otherwise listed in the Director Independence Standards, and is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is deemed to be an immaterial relationship.
The Board has affirmatively determined that all the directors are independent except Mr. Plant, who is employed by the Company and therefore does not meet the independence standards set forth in the Director Independence Standards. In the course of its determination regarding independence, the Board did not find any material relationships between the Company and any of the directors, other than Mr. Plant’s employment.
Voting for Directors
Howmet Aerospace’s Certificate of Incorporation and Bylaws provide a majority voting standard for election of directors in uncontested elections. If the number of shares voted “for” an incumbent director’s election does not exceed fifty percent (50%) of the number of votes cast with respect to that director’s election (with votes cast including votes against in each case and excluding abstentions and broker nonvotes with respect to that director’s election) in an uncontested election, the nominee must promptly tender his or her resignation, and the Board will decide, through a process managed by the Governance and Nominating Committee and excluding the nominee, whether to accept or reject the resignation at its next regularly scheduled Board meeting. The Board’s explanation of its decision will be promptly disclosed in accordance with SEC rules and regulations. Any director nominee not already serving on the Board who fails to receive a majority of votes cast in an uncontested election will not be elected to the Board. An election of directors is considered to be contested if the number of candidates for election as directors exceeds the number of directors to be elected, with the determination being made in accordance with the Bylaws.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Related Person Transactions
Review, Approval and Ratification of Transactions with Related Persons

The Company has a written Related Person Transaction Approval Policy regarding the review, approval and ratification of transactions between the Company and related persons. The policy applies to any transaction in which the Company or a Company subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such person.
Under this policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Governance and Nominating Committee for consideration. The Governance and Nominating Committee then reviews the material facts and circumstances regarding a transaction and determines whether to approve, ratify, revise or reject a related person transaction, or to refer it to the full Board or another committee of the Board for consideration. The Company’s Related Person Transaction Approval Policy operates in conjunction with other aspects of the Company’s compliance program, including its Business Conduct Policies, which require that all directors, officers and employees have a duty to be free from the influence of any conflict of interest when they represent the Company in negotiations or make recommendations with respect to dealings with third parties, or otherwise carry out their duties with respect to the Company.
The Board has considered the following types of potential related person transactions and pre-approved them under the Company’s Related Person Transaction Approval Policy as not presenting material conflicts of interest:
(i)
employment of Howmet Aerospace executive officers (except employment of a Howmet Aerospace executive officer that is an immediate family member of another Howmet Aerospace executive officer, director, or nominee for director) as long as the Compensation and Benefits Committee has approved the executive officers’ compensation;

(ii)
director compensation that the Board has approved;

(iii)
any transaction with another entity in which the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the other entity’s total annual revenues, if a related person’s interest arises only from:

(a)
such person’s position as an employee or executive officer of the other entity; or

(b)
such person’s position as a director of the other entity; or

(c)
the ownership by such person, together with his or her immediate family members, of less than a 10% equity interest in the aggregate in the other entity (other than a partnership); or

(d)
both such position as a director and ownership as described in (b) and (c) above; or

(e)
such person’s position as a limited partner in a partnership in which the person, together with his or her immediate family members, have an interest of less than 10%;

(iv)
charitable contributions in which a related person’s only relationship is as an employee (other than an executive officer), or a director or trustee, if the aggregate amount involved does not exceed the greater of   $250,000 or 2% of the charitable organization’s total annual receipts;

(v)
transactions, such as the receipt of dividends, in which all shareholders receive proportional benefits;

(vi)
transactions involving competitive bids;

(vii)
transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

(viii)
transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Transactions with Related Persons in 2021

Based on information provided by the directors, the executive officers, and the Company’s legal department, the Governance and Nominating Committee determined that there are no material related person transactions to be reported in this proxy statement. We indemnify our directors and officers to the fullest extent permitted by law against personal liability in connection with their service to the Company. This indemnity is required under the Company’s Certificate of Incorporation and the Bylaws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.
Compensation Consultants
In 2021, the Compensation and Benefits Committee directly retained Compensation Advisory Partners (CAP) as its independent compensation consultant. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Design—Executive Compensation Design Relies on a Diversified Mix of Pay Elements and Targets the Market Median—Use of Independent Compensation Consultant”. The committee assessed CAP’s independence and found no conflict of interest. In its assessment, the committee took into account the following factors: CAP provides no other services to the Company; the amount of fees received from the Company by CAP as a percentage of CAP’s total revenue; the policies and procedures that CAP has in place to prevent conflicts of interest; any business or personal relationships between the consultants at CAP performing consulting services and any Compensation and Benefits Committee members or any executive officer; and any ownership of Company stock by the consultants.
Recovery of Incentive Compensation
The Board of Directors adopted the following policy in 2006:
If the Board learns of any misconduct by an executive officer that contributed to the Company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, take remedial action against the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the Board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The Board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if: (a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement; (b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the executive officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Howmet Aerospace as the Board determines fit the facts surrounding the particular case. The Board may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.
The 2013 Howmet Aerospace Stock Incentive Plan, as Amended and Restated, the Howmet Aerospace Inc. 2020 Annual Cash Incentive Plan, and the 2009 Alcoa Stock Incentive Plan each contains recoupment provisions consistent with this policy.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Corporate Governance (continued)

Business Conduct Policies and Code of Ethics
The Company’s Business Conduct Policies, which have been in place for many years, apply to the directors, officers and employees of the Company, as well as those of our controlled entities. The Business Conduct Policies provide that such individuals shall comply with: all laws and regulations that are applicable to the Company’s activities; the Company’s Code of Conduct; and all applicable Company policies and procedures. The Company’s Code of Conduct is our roadmap for leading with integrity, guiding how we work with one another, conduct business, build our partnerships, protect our assets and support our communities.
The Company also has a Code of Ethics applicable to the CEO, CFO and other Financial Professionals, including the principal accounting officer. Only the Audit Committee can amend or grant waivers from the provisions of the Company’s Code of Ethics, and any such amendments or waivers will be posted promptly at http://www.howmet.com. To date, no such amendments have been made or waivers granted.
Our Corporate Governance Documents
The following documents, as well as additional corporate governance Information and materials, are available on our website at http://www.howmet.com under “Investors—Corporate Governance—Governance and Policies”:
•
Certificate of Incorporation

•
Bylaws

•
Board Confidentiality Policy

•
Corporate Governance Guidelines

•
Director Independence Standards

•
Anti-Corruption Policy

•
Business Conduct Policies

•
Code of Conduct

•
Code of Ethics for the CEO, CFO and Other Financial Professionals

•
Policy for Hiring Members (or Former Members) of Independent Public Auditors

•
Human Rights Policy

•
Insider Trading Policy

•
Related Person Transaction Approval Policy

In addition, the following documents are available on our website at https://www.howmet.com under “Investors—Corporate Governance—Board Committees”:
•
Charters of each of our Board committees and subcommittee

The Company’s annual ESG Report can be found at www.howmet.com/esg-report.
Copies of these documents are also available in print form at no charge by sending a request to Howmet Aerospace Inc., Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com.
Information on our website, including the Company’s ESG Report or sections thereof, is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC.

   HOWMET AEROSPACE | 2022 Proxy Statement
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company’s directors and executive officers, the Company believes that in 2021 all of its directors and executive officers filed the required reports on a timely basis under Section 16(a).
Howmet Aerospace Stock Ownership
Stock Ownership of Certain Beneficial Owners
The following table sets forth certain information about each person or entity known to us to be the beneficial owner of more than five percent of Howmet Aerospace common stock, based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended.
Name and Address of Beneficial Owner	Title of Class	Amount and Nature Of Beneficial Ownership (#)	Percent of Class1
Elliott Investment Management L.P. 40 West 57th Street New York, NY 10019	Common Stock	41,565,6582	9.95%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Common Stock	41,227,6583	9.87%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	35,653,0554	8.54%

1
Based on 417,622,524 shares outstanding on March 29, 2022.

2
In a Schedule 13D amendment dated June 3, 2021, Elliott Investment Management L.P. reported that, as of June 1, 2021, it had shared power to vote and dispose of 41,565,658 shares. In addition, Elliott International, L.P. and Elliott Associates L.P. collectively had economic exposure comparable to approximately 0.9% of the shares of common stock outstanding pursuant to certain derivative agreements disclosed in the Schedule 13D amendment.

3
In a Schedule 13G amendment dated February 9, 2022, The Vanguard Group, an investment adviser, reported that, as of December 31, 2021, it had shared power to vote or direct to vote 629,924 shares, sole power to dispose or direct the disposition of 39,664,322 shares, and shared power to dispose or direct the disposition of 1,563,336 shares.

4
In a Schedule 13G amendment dated January 31, 2022, BlackRock, Inc., a parent holding company, reported that, as of December 31, 2021, it had sole power to vote or direct to vote 32,145,726 shares, sole power to dispose or direct the disposition of 35,653,055 shares, and no shared voting or dispositive power.

   HOWMET AEROSPACE | 2022 Proxy Statement
Howmet Aerospace Stock Ownership (continued)

Stock Ownership of Directors and Executive Officers
The following table shows the ownership of Howmet Aerospace common stock, deferred share units, and deferred restricted share units, as of March 31, 2022, by each director, each of the named executive officers, and all directors and executive officers (serving as of March 31, 2022) as a group.
Deferred share units provide holders with the same economic interest as if they own Howmet Aerospace common stock. Upon a holder’s separation from the Company, the deferred share units are settled in cash at a value equivalent to the then-prevailing market value of our common stock.
Each Howmet Aerospace deferred restricted share unit is an undertaking by the Company to issue to the recipient one share of Howmet Aerospace common stock upon settlement. Deferred amounts are paid either in a lump sum or installments, as elected by the director, upon retirement from the Board.
Name of Beneficial Owner	Shares of Common Stock1	Deferred Share Units2	Deferred Restricted Share Units3	Total
Directors
James F. Albaugh	10,000	—	38,070	48,070
Amy E. Alving	3,658	—	42,790	46,448
Sharon R. Barner	—	—	5,210	5,210
Joseph S. Cantie	40	—	24,071	24,111
Robert F. Leduc	—	—	19,815	19,815
David J. Miller	—	—	41,953	41,953
Jody G. Miller	—	—	15,714	15,714
Nicole W. Piasecki	—	—	15,714	15,714
Ulrich R. Schmidt	5,333	4,218	41,856	51,407
Named Executive Officers
John C. Plant*	1,867,5034	4,443	34,406	1,906,352
Kenneth J. Giacobbe	235,854	—	—	235,854
Neil E. Marchuk	104,481	—	—	104,481
Lola F. Lin	—	—	—	—
Michael N. Chanatry	79,738	40,048	—	119,786
Tolga I. Oal5	75,266	11,051	—	86,317
All Directors and Executive Officers as a Group (15 individuals)	2,324,369	48,709	279,599	2,652,677

*
Also serves as a director

1
This column shows beneficial ownership of Howmet Aerospace common stock as calculated under SEC rules. Unless otherwise noted, each director and named executive officer has sole voting and investment power over the shares of Howmet Aerospace common stock reported. None of the shares are subject to pledge. This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements, and for executive officers, share equivalent units held in the Howmet Aerospace Retirement Savings Plan which confer voting rights through the plan trustee with respect to shares of Howmet Aerospace common stock. This column also includes shares of Howmet Aerospace common stock that may be acquired under employee stock options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after March 31, 2022, each as follows: Mr. Giacobbe (79,548 options); Mr. Chanatry (31,202 options); and all directors and executive officers as a group (115,377 options). No awards of stock options have been made to non-employee directors. As of March 31, 2022, individual directors and executive officers, as well as all directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of common stock.

2
This column lists (i) for executive officers, deferred share equivalent units held under the Howmet Aerospace Deferred Compensation Plan, and (ii) for directors, deferred share equivalent units held under the Amended and Restated Deferred Fee Plan for Directors. Each deferred share equivalent unit tracks the economic performance of one share of Howmet Aerospace common stock and is fully vested upon grant, but does not have voting rights.

3
This column lists deferred restricted share units issued to directors under the 2013 Howmet Aerospace Stock Incentive Plan, as Amended and Restated. Each deferred restricted share unit is an undertaking by the Company to issue to the recipient one share of

   HOWMET AEROSPACE | 2022 Proxy Statement
Howmet Aerospace Stock Ownership (continued)

Howmet Aerospace common stock upon settlement. The annual deferred restricted share units to directors vest on the first anniversary of the grant date, or, if earlier, the date of the next subsequent annual meeting of shareholders following the grant date, subject to continued service through the vesting date (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control, and pro-rata vesting provisions apply in the event of a director’s termination of service for any other reason). Deferred restricted share units granted in lieu of cash compensation pursuant to a director’s deferral election are fully vested at grant. Deferred restricted share units are paid/settled either in a lump sum or installments, as elected by the director, upon retirement from the Board.
4
Includes 1,587,730 shares that are held in trusts of which Mr. Plant is the trustee and beneficiary or annuitant.

5
Mr. Oal departed the Company, effective October 14, 2021.

   HOWMET AEROSPACE | 2022 Proxy Statement
Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Under its written charter, the Audit Committee of the Board of Directors has sole authority and is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of the independent registered public accounting firm retained to audit the Company’s financial statements.
The Audit Committee annually evaluates the qualifications, performance and independence of the Company’s independent auditors. Based on its evaluation, the Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022. PricewaterhouseCoopers LLP or its predecessor firms have served continuously as the Company’s independent auditors since 1950. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.
The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of PricewaterhouseCoopers LLP. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent registered public accounting firm.
Although the Company’s Bylaws do not require that we seek shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.
Representatives of PricewaterhouseCoopers LLP are expected to be present on the live webcast of the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.
The Board of Directors recommends a vote “FOR” ITEM 2, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022.

   HOWMET AEROSPACE | 2022 Proxy Statement
Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Report of the Audit Committee
In accordance with its written charter, the Audit Committee of the Board of Directors is responsible for assisting the Board to fulfill its oversight of:
•
the integrity of the Company’s financial statements and internal controls;

•
the Company’s compliance with legal and regulatory requirements;

•
the independent auditors’ qualifications and independence; and

•
the performance of the Company’s internal audit function and independent auditors.

It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.
PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2021 (the “independent auditors”), is responsible for performing independent audits of the Company’s consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (GAAP) and on the effectiveness of the Company’s internal control over financial reporting. The independent auditors also review the Company’s interim financial statements in accordance with applicable auditing standards.
In evaluating the independence of PricewaterhouseCoopers LLP, the Audit Committee has (i) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the audit firm’s communications with the Audit Committee concerning independence; (ii) discussed with PricewaterhouseCoopers LLP the firm’s independence from the Company and management; and (iii) considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence. In addition, the Audit Committee has assured that the lead audit partner is rotated at least every five years in accordance with Securities and Exchange Commission (SEC) and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.
The Audit Committee has reviewed with the independent auditors and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee regularly monitored the progress of both in assessing the Company’s compliance with internal and disclosure controls over financial reporting, including their findings, required resources and progress to date.
At every regular meeting, the Audit Committee meets separately, and without management present, with the independent auditors and the Company’s chief internal audit executive to review the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer and the Chief Legal Officer.
The Audit Committee has met and discussed with management and the independent auditors the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditors all communications required by applicable requirements of the PCAOB and the SEC. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditors.

   HOWMET AEROSPACE | 2022 Proxy Statement
Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. In addition, the Audit Committee has approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022.
The Audit Committee
Ulrich R. Schmidt, Chair
James F. Albaugh
Joseph S. Cantie

April 8, 2022
Audit and Non-Audit Fees
The following table shows fees incurred for professional services rendered by PricewaterhouseCoopers LLP (PwC) for the past two fiscal years ended December 31 (in millions):
Fees for Services Provided	2021	20201
Audit Fees	$6.6	$7.5
Audit-Related Fees	$0.1	$0.3
Tax Fees	$0.0	$0.1
All Other Fees	$0.0	$0.0

1
The separation of Arconic Inc. into two standalone, publicly-traded companies—Howmet Aerospace Inc. (the new name for Arconic Inc.) and Arconic Corporation—became effective on April 1, 2020. The 2020 fees shown in the table relate to audit and non-audit fees incurred by Arconic Inc. prior to the separation and Howmet Aerospace post separation.

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax and other services, and for pre-approval of fee levels for such services. See “Attachment A—Pre-Approval Policies and Procedures for Audit and Non-Audit Services” on page 70. All services set forth in the table above were approved by the Audit Committee before being rendered.
Audit Fees are comprised of the base audit fee (including statutory audit fees), effects of foreign currency exchange rfates on the base audit fee, and scope adjustments to the base audit requirements. The decrease in audit fees from 2020 to 2021 was principally a result of the Arconic Inc. separation into Howmet Aerospace Inc. and Arconic Corporation.
Audit-Related Fees include agreed-upon or expanded audit procedures for accounting or regulatory requirements.
Tax Fees include U.S. federal, state and local tax support, international tax support, and review and preparation of tax returns.
All Other Fees include subscriptions for online resources available from PwC.

   HOWMET AEROSPACE | 2022 Proxy Statement
Item 3 Advisory Approval of Executive Compensation
As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, the Company’s executive compensation programs and policies and the resulting 2021 compensation of the individuals listed in the “2021 Summary Compensation Table” (our “named executive officers” or “NEOs”), as described in this proxy statement.
Because the vote is advisory, the result will not be binding on the Compensation and Benefits Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation and Benefits Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.
The Board has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis, at least until the next required advisory vote on the frequency of shareholder votes in 2023. The next advisory vote on executive compensation will occur at the 2023 Annual Meeting of Shareholders.
We believe you should read the Compensation Discussion and Analysis and the compensation tables in determining whether to approve this proposal.
The Board of Directors recommends approval of the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion, is hereby APPROVED.
The Board of Directors recommends a vote “FOR” ITEM 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above resolution.
Compensation Committee Report
The Compensation and Benefits Committee has:
1.
reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement; and

2.
based on the review and discussions referred to in paragraph (1) above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2022 Annual Meeting of Shareholders.

The Compensation and Benefits Committee
Robert F. Leduc, Chair
Joseph S. Cantie
Nicole W. Piasecki

April 8, 2022

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) includes the compensation and benefits of our named executive officers (NEOs) with respect to fiscal year 2021 and the related decisions made by the Compensation and Benefits Committee (the “Compensation Committee”). For 2021, our NEOs are:
John C. Plant	Executive Chairman and Chief Executive Officer
Kenneth J. Giacobbe	Executive Vice President and Chief Financial Officer
Neil E. Marchuk	Executive Vice President and Chief Human Resources Officer
Lola F. Lin	Executive Vice President, Chief Legal Officer and Secretary
Michael N. Chanatry	Vice President and Chief Commercial Officer
Tolga I. Oal	Former Co-Chief Executive Officer
In this CD&A, we will highlight:
1.
The Company’s 2021 performance;

2.
Shareholder feedback received in 2021;

3.
The decision to appoint Mr. Plant as sole CEO and the 2021 letter agreement with Mr. Plant;

4.
The Company’s compensation philosophy and design;

5.
2021 incentive plan results;

6.
2021 compensation decisions for Mr. Plant, including an update on his performance restricted share units; and

7.
Individual compensation decisions for the other NEOs, including retention grants made in 2021.

Summary of Key 2021 Inputs and Decisions
Our Business and 2021 Company Performance

Howmet Aerospace is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation.
Howmet Aerospace operates in 20 countries. The Company has four reportable segments, which are organized by product on a worldwide basis: Engine Products, Fastening Systems, Engineered Structures, and Forged Wheels. We refer to these segments in this CD&A as our “business groups”.
Howmet Aerospace delivered a strong finish to a challenging 2021, performing well despite the effects of a COVID-19 variant and continued production declines of the Boeing 787 aircraft. Fourth quarter 2021 revenue increased 4% year over year and was in line with the third quarter 2021, while income from continuing operations was $77 million, and adjusted EBITDA margin excluding special items was 23%, exceeding expectations and marking a healthy exit rate heading into 2022. Second half 2021 income from continuing operations was $104 million, and adjusted EBITDA margin excluding special items was 22.9%.

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Full Year 2021 Highlights
•
Revenue of  $5.0 billion, down 5% year over year

•
Structural cost reductions of approximately $130 million achieved

•
Income from continuing operations of  $258 million, or $0.59 per share, versus income from continuing operations of $211 million, or $0.48 per share, in the full year 2020

•
Income from continuing operations excluding special items of  $442 million, or $1.01 per share, versus $354 million, or $0.80 per share in the full year 2020

•
Generated $449 million cash from operations and $517 million of adjusted free cash flow versus $9 million and $387 million, respectively, in the full year 2020; $1.4 billion of cash used for financing activities versus $369 million in the full year 2020; and $107 million of cash provided from investing activities versus $271 million in the full year 2020

•
Share repurchases of approximately 13.4 million common shares for $430 million in 2021

•
Reinstated quarterly dividend on the Company’s common stock in third quarter 2021

Full year 2021 operating income was $748 million, up 19% versus the full year 2020. Operating income excluding special items was $866 million, up 7% versus the full year 2020. The year-over-year increase was driven by growth in the commercial transportation and industrial gas turbine markets, variable and fixed cost reductions, and favorable product pricing, partially offset by declines in the commercial aerospace and defense aerospace markets. Operating income margin, excluding special items, was up approximately 200 basis points year over year to 17.4%.
See “Attachment C—Calculation of Financial Measures” for the reconciliations to the most directly comparable GAAP (accounting principles generally accepted in the United States of America) measures and management’s rationale for the non-GAAP financial measures used in this CD&A.
Shareholder Feedback

The Company solicits feedback from shareholders on a regular basis throughout the year. Shareholder engagement offers us an opportunity to obtain shareholders’ comments and insights, including those related to their policies and views on executive compensation, corporate governance, and environmental and social matters. Our engagement program is designed to address shareholder questions and concerns, provide perspective on Company policies and practices, seek shareholder input and incorporate feedback, as appropriate. The regular dialogue with our shareholders has informed our Board meeting agendas, and contributes to governance and disclosure enhancements that help us address the issues our shareholders tell us matters most to them. For a detailed description of the Company’s year-round outreach, see the “Corporate Governance—Shareholder Engagement” section.
In 2021, we received approximately 45% support for our annual executive compensation proposal. The Compensation and Benefits Committee and the entire Board take the outcome of this vote seriously and have been highly focused on understanding and responding to our shareholders’ feedback reflected in this vote. Through the Company’s fall 2021 engagement, the Compensation Committee sought to elicit and consider a range of shareholder perspectives related to the Company’s executive compensation program.
In the fall of 2021, we reached out to our top 30 shareholders representing approximately 68% of our outstanding shares, other than Elliott Management (who has a representative on the Board). Of the invites that were sent out:
•
Five investors, representing approximately 10% of our outstanding shares, accepted our invitation;

•
Eight investors, representing approximately 23% of our outstanding shares, indicated that no discussion was necessary;

•
Sixteen investors, representing approximately 25% of our outstanding shares, did not respond after multiple attempts to engage.

•
We held one additional call with another investor, representing approximately 0.3% of our outstanding shares, who had reached out to us requesting a call.

Company participants in each of our discussions included at least one member of the Compensation Committee and Neil Marchuk—Executive Vice President (EVP) and Chief Human Resources Officer, Lola Lin—EVP, Chief Legal Officer and Secretary, and other members of management representing relevant functions, including compensation and benefits, environmental, health and safety, corporate governance and investor relations.

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Set forth below are key themes from the executive compensation discussions.
Topic	Key Themes from Discussion and Company Response/Actions
The May 2021 Say-on-Pay vote
Of the six shareholders we spoke with (the “Participant Shareholders”), 4 voted against and 2 voted for the Say-on-Pay proposal in May 2021. The 4 Participant Shareholders that voted against the Say-on-Pay proposal did so because they felt the overall compensation for Mr. Plant was too high or they thought the resetting of the targets because of the COVID-19 pandemic occurred prematurely. In each case, the Compensation Committee member on the call held a frank discussion with the Participant Shareholders, reiterating the rationale for the decisions and explaining the Compensation Committee’s thought process.
All the Participant Shareholders indicated that they fully support Mr. Plant as CEO, approved of his performance in his role, and urged the Company to continue to retain him.

CEO Structure
The Participant Shareholders wanted clear disclosure on the decision in October 2021 to remove Mr. Oal as co-CEO and to enter into a new letter agreement with Mr. Plant as sole CEO. All the Participant Shareholders were supportive that the new agreement extended Mr. Plant’s time as CEO. Management committed to providing thorough disclosure in the proxy statement regarding the decision—see below in this CD&A.

The Connection Between ESG Metrics and Executive Pay
While none of the Participant Shareholders thought we should necessarily have environmental, social and governance (“ESG”) metrics specifically in our incentive plans, they were all interested in how we measure ESG progress and wanted clear disclosure around measurement and any connection to executive pay decisions.
Management committed to:
1. Enhancing disclosure within the proxy statement—see below in this CD&A.
2. Accelerating the release of our annual ESG report to coincide with the release of the proxy statement.

Disclosure
Most of the Participant Shareholders commented positively on the transparency and clarity of the 2021 proxy disclosure, but a few of the Participant Shareholders wanted more disclosure on the number of shareholder outreach calls held and topics covered, which we have provided above in this section and in the “Corporate Governance—Shareholder Engagement” section.

Appointing as Mr. Plant Sole CEO and His 2021 Letter Agreement

On October 14, 2021, the Board decided to remove Mr. Oal from his position of Co-CEO, and Mr. Oal left the company to pursue other opportunities. The Co-CEO structure had been put in place to allow Mr. Oal time to grow into the sole CEO role while learning from Mr. Plant. Mr. Plant had been Co-CEO with Mr. Oal since April 2020, and, from February 2019 to April 2020, he was the CEO of Arconic Inc., as the Company was then known prior to its separation from Arconic Corporation. The Board regularly assessed Mr. Oal’s progress and decided to take action proactively while Mr. Plant still had approximately 19 months left on his 2020 letter agreement, which ran through March 2023.
Concurrently with Mr. Oal’s removal, the Board entered into a new arrangement with Mr. Plant in which he agreed to an indefinite extension of the term of his agreement in the role of sole CEO, and under which he received 500,000 restricted share units, with a grant value of  $15,445,000, that will vest on January 1, 2024.
In the 2021 proxy statement, the Board had indicated that there would be no further incentive awards to Mr. Plant, including additional equity grants in 2021 and 2022. While this was an appropriate statement to make under the Co-CEO structure and the succession plan in place at the time, the rationale changed with the evaluation of Mr. Oal’s performance and the decision to appoint Mr. Plant as sole CEO. The Board felt it was in the best interest of shareholders to incentivize Mr. Plant to stay beyond the timeline laid out in his previous agreement for the following reasons:
•
Mr. Plant has led the Company to exceptional results during extremely challenging times, including the COVID-19 pandemic and resulting significant disruptions in end markets, and the Board felt it was critical to retain him through the continued market uncertainty and to drive the Company through the expected aerospace market upturn;

•
The Board wanted sufficient time to consider succession timing and alternatives.

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Compensation Philosophy and Design
The Company’s executive compensation philosophy to provide pay for performance and shareholder alignment underlies our compensation structure, which is designed based on four guiding principles:
•
Make equity long-term incentive (LTI) compensation the most significant portion of total compensation for senior executives and managers, increasing alignment between our executive’s incentives and shareholder value.

•
Choose annual incentive compensation (IC) metrics that focus management’s actions on achieving the greatest positive impact on the Company’s financial performance and that include a means to assess and motivate performance relative to peers.

•
Set annual IC targets that challenge management to achieve continuous improvement in performance and deliver long-term growth.

•
Target the market median for our executive compensation packages, while providing the opportunity to earn above-market pay for strong performance, and also allowing for the flexibility to provide additional compensation for retention purposes as it relates to special circumstances or unique leadership talent and the need to ensure continued Company success.

Key Compensation Practices
We are committed to executive compensation practices that drive performance, mitigate risk and align the interests of our leadership team with the interests of our shareholders. Below is a summary of our best practices in 2021.
WHAT WE DO	WHAT WE DON’T DO

✓
Pay for Performance—We link compensation to measured performance in key areas. The Company’s strategic priorities are reflected in its metrics at the corporate, group and individual levels.

✓
Robust Stock Ownership Guidelines—Officers and directors are subject to stock ownership guidelines to align their interests with shareholder interests.

✓
Double-Trigger Change-in-Control Provisions—Equity awards for NEOs generally require a “double-trigger” of both a change-in-control and termination of employment for vesting acceleration benefits to apply.

✓
Active Engagement with Shareholders—We engage with shareholders throughout the year to obtain insights that guide our executive compensation programs.

✓
Independent Compensation Consultant—The Compensation Committee retains a compensation consultant, who is independent and without conflicts of interest with the Company.

✓
Conservative Risk Profile—We generally apply varied performance measures in incentive programs to mitigate risk that executives will be motivated to pursue results with respect to any one performance measure to the detriment of Howmet Aerospace as a whole.

✓
Claw-Back Policy—Both our annual cash incentive compensation plan and our stock incentive plan contain “claw-back” provisions providing for reimbursement of incentive compensation from NEOs in certain circumstances.

✗
No Guaranteed Bonuses—Our annual incentive compensation plan is performance-based and does not include any minimum payment levels.

✗
No Parachute Tax Gross-Ups—Our Change in Control Severance Plan provides that no excise or other tax gross-ups will be paid.

✗
No Short Sales, Derivative Transactions or Hedging—We do not allow short sales or derivative or speculative transactions in, or hedging of, Company securities by our directors, officers or employees. Directors and certain officers are also prohibited from pledging Company securities as collateral.

✗
No Dividends on Unvested Equity Awards—We do not pay dividends on unvested equity awards but accrue dividend equivalents that only vest when and if the award vests.

✗
No Share Recycling or Option Repricing—Our equity plans prohibit share recycling, the adding back of shares tendered in payment of the exercise price of a stock option award or withheld to pay taxes and repricing underwater stock options.

✗
No Significant Perquisites—We do not provide any perquisites to our NEOs.

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Executive Compensation Design Relies on a Diversified Mix of Pay Elements and Targets the Market Median

The compensation design for our NEOs, other than Mr. Plant, consists of the following elements:
Compensation Element	Guiding Principle	Design/Structure
Base Salary	Target the market median	Target the market median
Annual Incentive Compensation
•
Choose annual IC weighted metrics that focus management’s actions on achieving the greatest positive impact on the Company’s financial performance

•
Set annual IC targets that challenge management to achieve continuous improvement in performance as part of an overall strategy to deliver long-term growth

•
Take into account individual performance that may include non-financial goals contributing to the success of the Company

•
NEO annual incentives are paid in cash and determined through a two-step performance measurement process:

(1)
Performance against financial goals is used to determine the payout level and fund the incentive pool

(2)
Individual NEO performance is assessed and an individual multiplier is applied to the funded payout results, thus allocating the incentive pool across the eligible population

Long-Term Incentive Compensation
•
Make LTI equity the most significant portion of total compensation for senior executives and managers

•
Set equity target grant levels in line with industry peers that are competitive to attract, retain and motivate executives and factor in individual performance and future potential for long-term retention

•
NEO long-term incentives are granted as 40% time-vested restricted share units (RSUs) and 60% performance restricted share units (PRSUs)

•
Financial metrics used are aligned with driving long-term stock price performance and are typically measured over three years, except as discussed below.

•
A relative TSR multiplier is used to further reinforce shareholder alignment

Compensation Levels. Base salaries and target incentive compensation levels are designed to attract, motivate, reward and retain executive talent, as well as to align pay with performance. At the beginning of each fiscal year, the Compensation Committee determines each continuing NEO’s targeted compensation (salary, target annual incentive compensation, and target long-term incentive compensation), taking into consideration alignment to market data of industry peers. The Compensation Committee generally sets target total direct compensation at median of market to provide competitive pay, unless a specific executive merits an alternative arrangement, such as due to experience or a unique set of skills like our CEO.
2021 Market Comparator Groups. To help guide compensation decisions, the Company uses two market comparator groups. The data from each of these comparator groups described below is considered in establishing compensation programs, policies, pay levels and targets, and to ensure that the Company provides appropriate compensation to attract, retain and motivate employees.
1.
Proxy Peer Group: A peer group of 18 companies from which we collect proxy data, which helps inform and determine compensation levels and target setting for the CEO, CFO and other named executive officers for whom data is available. This peer group is also used to help determine appropriate short and long-term incentive metrics. The Compensation Committee reviewed the Proxy Peer Group in 2022, considering industry, and key financial metrics including revenue, market cap, EBITDA, EBITDA margin and total assets.

See “Attachment B—Howmet Aerospace Inc. Peer Group Companies”.
2.
Willis Towers Watson Custom Survey Comparator Group: We also use a comparator group of companies heavily weighted towards industrials with revenues between $3 billion and $15 billion. These companies participated in the Willis Towers Watson Executive Compensation Survey. This comparator group is used as a supplement to proxy data and to benchmark roles for which proxy data is not available.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Use of Independent Compensation Consultant. The Compensation Committee has authority under its charter to retain its own advisors, including compensation consultants. In 2021, the Compensation Committee directly retained Compensation Advisory Partners (CAP), which is independent and without conflicts of interest with the Company. See “Corporate Governance—Compensation Consultants” on page 32. CAP provided market perspective, as requested by the Compensation Committee, on the form of Mr. Plant’s compensation arrangement, the form of certain executive compensation components, including, among other things, executive compensation best practices, insights concerning Securities and Exchange Commission (SEC) and say-on-pay policies, analysis and review of the Company’s compensation plans for executives, and the composition of the Proxy Peer Group (as discussed above). CAP also provided advice on the CD&A in this proxy statement. We use comparative compensation data from the proxy statements of the peer group companies and survey data from Willis Towers Watson to help evaluate whether our compensation programs are competitive with the market. The latter is not customized based on parameters developed by Willis Towers Watson. Willis Towers Watson does not provide any advice or recommendations to the Compensation Committee on the amount or form of executive or director compensation.
Use of Tally Sheets. In making annual compensation decisions, the Compensation Committee also reviews tally sheets that summarize various elements of historic and current compensation for each NEO. This information includes compensation opportunity, actual compensation realized, and wealth accumulation. We have found that the tally sheets help us synthesize the various components of our compensation programs in making decisions.
Conservative Compensation Risk Profile. We evaluate the risk profile of our compensation programs when establishing policies and approving plan design. These evaluations have noted numerous factors that effectively manage or mitigate compensation risk, including the following:
•
A balance of corporate and business group weighting in incentive compensation programs;

•
A balanced mix between short-term and long-term incentives;

•
Caps on incentives;

•
Use of multiple performance measures in the annual cash incentive compensation plan;

•
Discretion retained by the Compensation Committee to adjust awards;

•
Stock ownership guidelines requiring holding substantial equity in the Company until retirement;

•
Claw-back policies applicable to all forms of incentive compensation; and

•
Anti-hedging provisions in the Company’s Insider Trading Policy.

In addition, (i) no business group has a compensation structure significantly different from that of the other groups or that deviates significantly from the Company’s overall risk and reward structure; (ii) unlike financial institutions involved in the financial crisis, where leverage exceeded capital by many multiples, the Company has a conservative leverage policy; and (iii) compensation incentives are not based on the results of speculative trading. As a result of these evaluations, we have determined that it is not reasonably likely that risks arising from our compensation and benefit plans would have a material adverse effect on the Company.
Compliance with Stock Ownership Guidelines. Our stock ownership requirements further align the interests of management with those of our shareholders by requiring executives to hold substantial equity in the Company until retirement. Our stock ownership guidelines require that the Mr. Plant retain equity equal in value to six times his base salary, that Mr. Giacobbe, Mr. Marchuk and Ms. Lin each retain equity equal in value to three times base salary, and that Mr. Chanatry retain equity equal in value to one and a half times his base salary. Unlike many of our peers, we do not count any unvested or unexercised options, restricted share units, performance-based restricted share units or stock appreciation rights towards compliance. Our guidelines reinforce management’s focus on long-term shareholder value and commitment to the Company. Until the stock ownership requirements are met, each executive is required to retain until retirement 50% of shares acquired upon vesting of restricted share units (including performance-based restricted shares units) or upon exercise of stock options, after deducting shares used to pay for the option exercise price and taxes.
Messrs. Plant, Giacobbe, Marchuk, and Chanatry have met the stock ownership requirements, while Ms. Lin, who was hired in 2021, has not yet met the guidelines but will continue to retain a minimum of 50% of all shares acquired upon vesting of Company equity awards until she meets the guidelines.
No Short Sales, Derivative or Speculative Transactions, Hedging, or Pledging of Company Securities. Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities by our directors, officers and employees are prohibited. No director, officer or employee or any designee of such

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

director, officer or employee is permitted to purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities. Directors and officers subject to Section 16 of the Securities Exchange Act of 1934 are prohibited from holding Company securities in margin accounts, pledging Company securities as collateral, or maintaining an automatic rebalance feature in savings plans, deferred compensation plans or deferred fee plans.
Tax Deductibility and our Incentive Compensation Plans. Although an exception exists for certain qualified performance-based arrangements in place as of November 2, 2017, under Section 162(m) of the Internal Revenue Code, only the first $1 million in annual compensation paid to our named executive officers generally is deductible for federal income tax purposes. While the Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to approve compensation that is not deductible by the Company in order to maintain a compensation program that is consistent with our executive compensation philosophy described above.
2021 Annual Cash Incentive Compensation Plan Design, Targets and Results
Each of the NEOs, other than Mr. Plant, was eligible to participate in our corporate annual incentive (IC) plan for 2021. Mr. Plant did not have any short-term annual incentives in 2021.
We did not make any adjustments to our incentive targets in 2021 relating to COVID-19; however we did modify some design elements to help drive performance and ensure a fair payout:
•
We used a 2nd half 2021 adjusted EBITDA margin excluding special items (“EBITDA Margin”) target instead of a full-year as it was important to drive EBITDA Margin performance in what we anticipated would be a potential upturn in market conditions.

•
A “strategic goals” component of up to +20% was implemented to allow the Compensation Committee to take into account non-financial metrics, such as ESG-related performance, and to balance a fair payout with overall financial and shareholder-value performance.

In setting the annual incentive targets for 2021, the Compensation Committee considered the market conditions, the business forecast for the year, and the prior year’s targets and results.
•
For Adjusted Free Cash Flow, the 2021 target range was set at $425M—$490M. This reflects an increase over the full-year 2020 Adjusted Free Cash Flow result of  $387 million and an increase over the 2020 Q2-Q4 target of  $340M—$400M, particularly given that historically, the first quarter of the year has been a cash outflow for the company.

•
For EBITDA Margin, the 2021 2nd half target was set at 21.9%—23.7%. This reflects an increase over the full-year 2020 EBITDA Margin result of 20.8% and the 2020 Q4 EBITDA Margin target of 19.0%—21.0%.

For 2021, the Corporate IC plan payout was at 95%.
Financial Metrics	Weight	Min (0%)	Target (100%)	Max (200%)	Result	Payout	Weighted Payout
Adjusted Free Cash Flow	40%	<$400M	$425M – $490M	$630M	$545M*	139.3%	55.7%
2nd Half EBITDA Margin	40%	20.9%	21.9% – 23.7%	26.6%	22.9%	100%	40.0%
Achievement of Strategic Goals	Up to 20%						See below
					Total Payout:		95.7%, capped at 95.0%
*Adjusted Free Cash Flow result excludes $28M voluntary cash pension payment made in Q4 2021
See “Attachment C—Calculation of Financial Measures” for the reconciliations to the most directly comparable GAAP measures and management’s rationale for the non-GAAP financial measures used in this CD&A.
The Compensation Committee considered a number of positive factors in assessing how to value the achievement of strategic goals in 2021 including:
•
Year-over-year improvement in EBITDA Margin despite challenging markets and a decline in revenue.

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Executive Compensation—Compensation Discussion and Analysis (continued)

•
The strong health, safety, and business performance during the global COVID-19 pandemic.

•
A 6.2% decrease in greenhouse gas (GHG) emissions and 3.0% decline in energy consumption, each as compared to 2020.

•
Zero employee and contractor fatalities.

•
Total recordable incidents remained constant, and an 8.3% decline in days away, restricted and transfer rate compared to 2020.

•
Water use decreased by 10.8% compared to 2020.

•
Landfilled waste decreased by 6.8% compared to 2020.

•
Named one of the “Best Places to Work for LGBTQ Equality” by the Human Rights Campaign Foundation.

For more information on the Company’s ESG approach, please see the “Environmental and Social Responsibility” and the “Corporate Governance” sections. Ultimately, upon the recommendation of the CEO, the Committee decided to cap the payout at 95% for 2021, given the continued market uncertainty and current state of the aerospace industry and its impact on the Company’s business.
2021 Long-Term Incentives
Each of the NEOs, except for Mr. Plant, received a long-term incentive award in 2021, consisting of 40% time-vested RSUs and 60% PRSUs.
We did not make any adjustments to our long-term incentive targets in 2021 relating to COVID-19, however we did modify some design elements to help drive performance and ensure a fair payout:
•
We continued to use EBITDA Margin as our sole internal financial metric as it is the most important internal long-term metric for our shareholders.

•
We continued to use three one-year performance periods due to the continued market uncertainty. The Compensation Committee intends to move back to one three-year period to measure performance when market conditions stabilize.

•
The relative TSR multiplier was decreased from +/- 50% to +/- 20% measured over a 3-year period from 2021 through 2023.

The final payout for the 2020 and 2021 PRSUs will be equal to: [{Year 1 Performance Result} + {Year 2 Performance Result} + {Year 3 Performance Result}]/3 * Relative TSR Multiplier
The following tables show the targets and performance to date for the PRSUs granted in 2020 and 2021.
EBITDA Margin Performance Targets (three one-year periods)

2020 Performance		2021 Performance		2022 Performance	2023 Performance
2020 Grant Year 1		2020 Grant Year 2 2021 Grant Year 1		2020 Grant Year 3 2021 Grant Year 2 Annual target set in 2022	2021 Grant Year 3 Annual target set in 2023
EBITDA Margin	Achievement	EBITDA Margin	Achievement
<18%	0%	<21.7%	0%
20%	100%	22.3%	100%
22%	200%	24.8%	200%
Result 20.8%	140%	Result 22.8%	120%
See “Attachment C—Calculation of Financial Measures” for the reconciliations to the most directly comparable GAAP measures and management’s rationale for the non-GAAP financial measures used in this CD&A.

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Executive Compensation—Compensation Discussion and Analysis (continued)

3-Year Relative TSR for the 2020 PRSU Awards: As of April 1, 2022, Howmet Aerospace's TSR was tracking at the 95th percentile of the peer group, which would yield a multiplier of 150%.
Percentile Rank vs. Peer Group	Multiplier	Definition
0 – 20th	50%
• TSR measured over 33 months with:
o Starting period = average closing price in April 2020 (post-separation)
o Ending period = average trading price in December 2022
• TSR result multiplied by payout for financial metrics capped at 200%

21st – 40th	75%
41st – 60th	100%
61st – 80th	125%
81st – 100th	150%
3-Year Relative TSR for the 2021 PRSU Awards: As of April 1, 2022, Howmet Aerospace's TSR was tracking at the 63rd percentile of the peer group, which would yield a multiplier of 110%.
Percentile Rank vs. Peer Group	Multiplier	Definition
0 – 20th	80%
• TSR measured over 36 months with:
o Starting period = average closing price in December 2020
o Ending period = average trading price in December 2023
• TSR result multiplied by payout for financial metrics capped at 200%

21st – 40th	90%
41st – 60th	100%
61st – 80th	110%
81st – 100th	120%

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

2021 Individual Compensation Arrangements and Performance-Based Pay Decisions
Chief Executive Officer—John C. Plant
There was no change to Mr. Plant’s base salary in 2021 and he was not eligible for an annual incentive award. Mr. Plant received a time-vested RSU award of 500,000 shares on October 14, 2021, with a grant value of  $15,445,000 and cliff vesting on January 1, 2024, in connection with his appointment as sole CEO and his agreement to extend his term indefinitely. The rationale for the award is described above on page 43.
As part of his 2020 letter agreement, Mr. Plant had the opportunity to earn 2,100,000 PRSUs by achieving certain stock price hurdles. The first two tranches were earned in 2020 based on stock price performance in 2020. He has until March 31, 2023 to earn the third tranche of his PRSUs. From April 1, 2021 to March 31, 2023 the stock price hurdles are shown in the table below. Based on Howmet Aerospace’s stock price performance through March 31, 2022, Mr. Plant earned 375,000 of the 750,000 shares.
Stock Price Hurdles for Tranche 3 (Baseline Price of $31.39)	# of Shares Earned (Tranche 3—Cumulative)
+5% = $32.96	125,000 (earned in 2021)
+10% = $34.53	250,000 (earned in 2021)
+15% = $36.10	375,000 (earned in 2022)
+20% = $37.67	500,000
+25% = $39.24	625,000
+30% = $40.81	750,000
Per the terms of the award, the remaining three stock price hurdles in the third tranche of PRSUs were increased as of April 1, 2022 as shown in the table below.
Stock Price Hurdles for Tranche 3 (Baseline Price of $36.77)	# of Shares Earned (Tranche 3—Cumulative)
+5% = $38.61	500,000
+10% = $40.45	625,000
+15% = $42.29	750,000
Former Co-CEO Tolga Oal
Prior to his departure, Mr. Oal received a salary increase of  $25,000 effective August 1, 2021 and an annual equity award of $3,700,000, 60% of which was granted as PRSUs and 40% of which was granted as time-vested RSUs. Upon his termination, all his outstanding equity was forfeited and he did not receive an annual incentive for 2021 performance. Mr. Oal was paid a severance payment of  $2,756,479 in accordance with the terms of the Howmet Aerospace Executive Severance plan.
Other Named Executive Officers
The Compensation Committee uses its business judgment to determine the appropriate compensation targets and awards for the NEOs, and utilizes several assessment factors that may include:
•
Market positioning based on peer group data

•
Individual, Group, and Corporate performance

•
Complexity and importance of the role and responsibilities

•
Experience and unique skills

•
Aggressiveness of targets

•
Contributions that positively impact the Company’s future performance

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Executive Compensation—Compensation Discussion and Analysis (continued)

•
Unanticipated events impacting business plan goals

•
Retention of key individuals in a competitive talent market

•
Leadership and growth potential

In 2021, the Compensation Committee made the following annual compensation decisions for the NEOs:
Executive	Salary Increase Effective 8/1/2021	Annual Equity Award Granted as 60% PRSUs and 40% RSUs	Annual Incentive Payout for 2021 Performance
			Annual Target as % of Salary	Plan Result	Individual Multiplier	Payment
Kenneth J. Giacobbe	4.3% to $600,000	$1,650,014	100%	95%	100%	$556,146
Neil E. Marchuk	2.8% to $635,000	$1,850,023	100%	95%	100%	$593,829
Lola F. Lin	N/A	$1,100,000	100%	95%	100%	$267,187
Michael N. Chanatry	3.0% to $515,000	$ 525,027	70%	95%	100%	$336,656
In October 2021, in connection with Mr. Oal’s departure and Mr. Plant’s appointment as sole CEO, the Compensation Committee awarded retention restricted share unit awards to certain members of the senior executive team to ensure their retention and to maintain stability and momentum through the anticipated upturn in the aerospace industry. The awards cliff vest on June 28, 2024. The awards for the NEOs were as follows:
Executive	# of Restricted Stock Units	Value at Grant
Kenneth J. Giacobbe	125,000	$3,796,250
Neil E. Marchuk	125,000	$3,796,250
Michael N. Chanatry	50,000	$1,518,500
Ms. Lin was hired on June 28, 2021 with an annual salary of  $550,000. In addition to her annual equity award, Ms. Lin received a sign-on equity award of  $300,000 restricted share units that vest on July 15, 2022 and a sign-on cash payment of  $200,000.

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Executive Compensation (continued)

2021 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John C. Plant Executive Chairman and Chief Executive Officer	2021	$1,600,000	$0	$15,445,000	$0	$0	$0	$144,000	$17,189,000
	2020	$1,600,000	$0	$37,351,008	$0	$0	$0	$140,000	$39,091,008
	2019	$1,446,667	$0	$29,941,500	$0	$20,000,000	$0	$324,411	$51,712,578
Kenneth J. Giacobbe Executive Vice President and Chief Financial Officer	2021	$585,417	$0	$5,446,264	$0	$556,146	$0	$59,062	$6,646,889
	2020	$572,500	$0	$1,400,007	$0	$515,250	$261,707	$74,755	$2,824,219
	2019	$552,500	$0	$2,275,201	$0	$1,350,000	$358,758	$35,769	$4,572,228
Neil E. Marchuk Executive Vice President and Chief Human Resources Officer	2021	$625,084	$0	$5,646,273	$0	$593,829	$0	$71,723	$6,936,909
	2020	$615,000	$0	$1,650,013	$0	$553,500	$0	$59,510	$2,878,023
	2019	$500,000	$200,000	$3,191,850	$0	$0	$0	$83,200	$3,975,050
Lola F. Lin Executive Vice President, Chief Legal Officer and Secretary	2021	$281,250	$200,000	$1,400,080	$0	$267,187	$0	$160,086	$2,308,603
Michael N, Chanatry Vice President and Chief Commercial Officer	2021	$506,251	$0	$2,043,527	$0	$336,656	$0	$54,965	$2,941,399
Tolga I. Oal Former Co-Chief Executive Officer	2021	$696,131	$0	$3,700,013	$0	$0	$0	$2,839,462	$7,235,606
	2020	$794,917	$0	$3,500,012	$0	$679,372	$0	$85,870	$5,060,171
Notes to 2021 Summary Compensation Table:
Column (a)—Named Executive Officers. The named executive officers include the Chief Executive Officer, the former Co-Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executives who were serving as executive officers on December 31, 2021. Under applicable SEC rules, we have excluded 2019 and 2020 compensation for Mr. Chanatry and the 2019 compensation for Mr. Oal, as they were not named executive officers in those years. Ms. Lin was hired in 2021. For purposes of determining the most highly compensated executive officers, the amounts shown in column (h) were excluded.
Column (c)—Salary. This column is equal to the actual base salary amount each of the named executive officers were paid in 2021.
Column (d)—Bonus. The amount shown for Ms. Lin in 2021 is a sign-on cash bonus as part of her new hire package.
Columns (e) and (f  )—Stock Awards and Option Awards.The value of stock awards in column (e) and stock options in column (f ) equals the grant date fair value, which is calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation.
Stock awards are valued at the market price of a share of stock on the date of grant as determined by the closing price of our common stock. For a discussion of the assumptions used to estimate the fair value of stock awards and stock options, please refer to the following sections and pages in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” on page 35, and the disclosures on “Stock-Based Compensation” in Note A and Note J to the Consolidated Financial Statements on pages 49 and 74 to 75, respectively.
Although Mr. Oal was granted stock awards in May 2021, all of his outstanding equity was forfeited upon his termination in October 2021.

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Executive Compensation (continued)

Column (g)—Non-Equity Incentive Plan Compensation.Reflects cash payments made under the annual Incentive Compensation Plan for 2021 performance. See the “2021 Annual Cash Incentive Compensation Plan Design, Targets and Results” section on page 47.
Column (h)—Change in Pension Value and Nonqualified Deferred Compensation Earnings. None of the executive officers shown participate in a defined benefit pension plan except for Mr. Giacobbe. The defined benefit pension plan was closed to employees hired after March 1, 2006 and frozen to future benefit accruals as of April 1, 2018. The actual change in the present value of the accumulated benefits for Mr. Giacobbe was -$46,750, but is shown as $0 in the table per SEC rules.
Earnings on deferred compensation are not reflected in this column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed investments of salaried employees participating in the tax-qualified 401(k) plan, and dividends on Company stock are paid at the same rate as dividends paid to shareholders.
Column (i)—All Other Compensation.
For Mr. Oal, the amount includes a $2,756,479 severance payment. For a complete description of Mr. Oal’s severance payment, please see page 50.
For Ms. Lin, the amount includes $140,648 related to her relocation to Pittsburgh as part of her new hire package.
For all of the executive officers shown, the amount includes Company contributions to the Company’s Retirement Savings Plan and Deferred Compensation Plan as follows:
Name	Company Matching Contribution		3% Retirement Contribution		Total Company Contribution
	Savings Plan	Def. Comp. Plan	Savings Plan	Def. Comp. Plan
John C. Plant	$17,400	$78,600	$8,700	$39,300	$144,000
Kenneth J. Giacobbe	$17,104	$8,938	$8,700	$24,320	$59,062
Neil E. Marchuk	$17,400	$18,965	$8,700	$26,658	$71,723
Lola F. Lin	$11,000	—	$8,438	—	$19,438
Michael N. Chanatry	$17,400	$12,975	$8,700	$15,890	$54,965
Tolga I. Oal	$8,700	$33,018	$8,700	$32,565	$82,983

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Executive Compensation (continued)

2021 Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All Other Stock Awards: Number of Shares of Stock or Units3 (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	2021 Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Dates	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John C. Plant	10/14/21							500,000			$15,445,000
Kenneth J. Giacobbe		$292,708	$585,417	$1,756,250
	10/25/2021							125,000			$3,796,250
	5/10/2021				0	30,387	60,774	20,258			$1,650,014
Neil E. Marchuk		$312,542	$625,083	$1,875,250
	10/25/2021							125,000			$3,796,250
	5/10/2021				0	34,070	68,140	22,714			$1,850,023
Lola F. Lin		$140,625	$281,250	$843,750
	7/15/2021				0	20,365	40,730	22,834			$1,403,542
Michael N. Chanatry		$177,188	$354,375	$1,063,125
	10/25/2021							50,000			$1,518,500
	5/10/2021				0	9,669	19,338	6,446			$525,027
Tolga I. Oal		$348,065	$696,131	$2,088,393
	5/10/2021				0	68,140	136,280	45,427			$3,700,013

1
For the NEOs other than Mr. Plant, the amounts reported are the potential amounts for annual cash incentive awards for 2021. Actual amounts earned are reflected in the 2021 Summary Compensation Table. For more information about annual cash incentive awards made under the Incentive Compensation Plan, see “Compensation Discussion and Analysis.” Mr. Plant was not eligible for an annual cash incentive award in 2021.

2
Performance-based restricted share units granted in 2021.

3
Time-vested restricted share unit awards granted in 2021.

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Executive Compensation (continued)

2021 Outstanding Equity Awards at Fiscal Year-End
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)1 (#)	Number of Securities Underlying Unexercised Options (Unexercisable)1 (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested4 (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John C. Plant5
Stock Awards						3,089,999	88,188,571	500,000	14,270,000
Kenneth J. Giacobbe6
Stock Awards						271,397	8,638,567	101,154	3,219,732
Time-Vested Options	53,978	—	—	$20.27	1/13/2027
	25,570	—	—	$28.98	1/19/2028
Neil E. Marchuk7
Stock Awards						254,011	8,085,170	117,474	3,739,197
Lola F. Lin8
Stock Awards						22,834	726,806	20,365	648,218
Michael N. Chanatry9
Stock Awards						106,218	3,380,919	34,943	1,112,236
Time-Vested Options	31,202	—	—	$22.60	4/16/2028
Tolga I. Oal10

1
No new time-vested options were granted in 2019-2021. Options shown have a term of ten years and ordinarily vest ratably over three years (one-third each year), generally subject to continued employment.

2
Stock awards in column (g) include time-vested RSU awards and earned PRSU awards, subject generally to continued employment.

3
Calculated using the closing price of Howmet Aerospace common stock on December 31, 2021, which was $31.83 per share.

4
Stock awards in column (i) include unearned PRSU awards at the target level. The awards will vest subject generally to continued employment and performance.

5
Mr. Plant’s stock awards, including earned PRSU awards vest as follows: 495,000 shares vested March 31, 2022; 2,094,999 shares will vest on March 31, 2023; and 500,000 shares will vest on January 1, 2024. Mr. Plant’s unearned PRSU awards will vest on March 31, 2023, if earned.

6
Mr. Giacobbe’s stock awards vest as follows: 78,961 shares vested February 28, 2022; 47,178 shares will vest on May 7, 2023; 20,258 shares will vest on May 10, 2024; and 125,000 shares will vest on June 28, 2024. Mr. Giacobbe’s unearned PRSU awards will vest as follows, if earned: 70,767 will vest on May 7, 2023 and 30,387 will vest on May 10, 2024.

7
Mr. Marchuk’s stock awards vest as follows: 50,694 shares vested March 15, 2022; 55,603 shares will vest on May 7, 2023; 22,714 shares will vest on May 10, 2024; and 125,000 shares will vest on June 28, 2024. Mr. Marchuk’s unearned PRSU awards will vest as follows, if earned: 83,404 will vest on May 7, 2023; and 34,070 will vest on May 10, 2024.

8
Ms. Lin’s stock awards vest as follows: 9,257 shares will vest on July 15, 2022; and 13,577 shares will vest on May 10, 2024. Ms. Lin’s unearned PRSU awards will vest as follows, if earned: 20,365 will vest on May 10, 2024.

9
Mr. Chanatry’s stock awards vest as follows: 32,922 shares vested February 28, 2022; 16,850 shares will vest on May 7, 2023; 6,446 shares will vest on May 10, 2024; and 50,000 shares will vest on June 28, 2024. Mr. Chanatry’s unearned PRSU awards will vest as follows, if earned: 25,274 will vest on May 7, 2023; and 9,669 will vest on May 10, 2024.

10
Mr. Oal’s outstanding equity awards were forfeited at termination in October 2021.

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation (continued)

2021 Option Exercises and Stock Vested
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
John C. Plant	—	—	555,834	$18,183,607
Kenneth J. Giacobbe	5,255	$47,821	37,687	$1,045,814
Neil E. Marchuk	—	—	50,694	$1,613,083
Lola F. Lin	—	—	—	—
Michael N. Chanatry	—	—	27,470	$898,269
Tolga I. Oal	—	—	27,643	$919,130
2021 Pension Benefits
Name1	Plan Name(s)	Years of Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Kenneth J. Giacobbe	Howmet Aerospace Retirement Plan	13.78	$609,030
	Excess Benefits Plan C		$840,396
	Total		$1,449,426	N/A

1
Messrs. Plant, Marchuk, Chanatry and Oal, and Ms. Lin do not appear in the Pension Benefits Table as they are not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006.

Valuation and Assumptions. For a discussion of the valuation method and assumptions applied in quantifying the present value of the accumulated benefit, please refer to the following sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Pension and Other Postretirement Benefits” on page 34 and the disclosures on “Pension and Other Postretirement Benefits” in Note H to the Consolidated Financial Statements on pages 61 to 68, respectively.
Qualified Defined Benefit Plan. In 2021, Mr. Giacobbe participated in the Howmet Aerospace Inc. Retirement Plan. The Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees hired prior to March 1, 2006. Benefits under the plan are based upon years of service and final average earnings as of March 31, 2018. Final average earnings include salary plus 100% of annual cash incentive compensation and are calculated using the highest consecutive five years. The amount of annual compensation that may be taken into account under the Plan is subject to a limit imposed by the U.S. tax code, which was $275,000 for 2018. The base benefit payable at age 65 is 1.1% of final average earnings up to the Social Security covered compensation limit plus 1.475% of final average earnings above the Social Security covered compensation limit, times years of service. Final average earnings and service after April 1, 2018 are no longer reflected as the Company moved all future benefits to the Howmet Aerospace Retirement Savings Plan. Benefits are payable as a single life annuity, a reduced 50% joint and survivor annuity, a reduced 75% joint and survivor annuity, or a single lump sum payment, as permissible, after termination of employment.
Nonqualified Defined Benefit Plans. Mr. Giacobbe participates in the Excess Benefits Plan C. This plan is a nonqualified plan which provides for benefits taking into account compensation that exceeds the limits on compensation imposed by the U.S. tax code. The benefit formula is identical to the Howmet Aerospace Inc. Retirement Plan formula. Benefits under the nonqualified plan are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation (continued)

Howmet Aerospace Retirement Savings Plan. For U.S. salaried employees, the Company makes an Employer Retirement Income Contribution (ERIC) in an amount equal to 3% of salary and annual incentive eligible for contribution to the Plan. In addition, all U.S. salaried employees, including the named executive officers, are eligible to receive a Company matching contribution of 100% up to the first 6% of deferred salary. In 2021, these contribution were as follows:
Name	3% ERIC	Company Matching Contribution
John C. Plant	$8,700	$17,400
Kenneth J. Giacobbe	$8,700	$17,104
Neil E. Marchuk	$8,700	$17,400
Lola F. Lin	$8,438	$11,000
Michael N. Chanatry	$8,700	$17,400
Tolga I. Oal	$8,700	$8,700
These amounts are included in the column “All Other Compensation” in the “2021 Summary Compensation Table.”
2021 Nonqualified Deferred Compensation
Name	Executive Contributions in 2021 ($)	Registrant Contributions in 2021 ($)	Aggregate Earnings in 2021 ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at 12/31/2021 FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
John C. Plant	$78,600	$117,900	$21,370E	$0	$622,877
			$0D
Kenneth J. Giacobbe	$17,563	$33,258	$1,645E	$0	$146,673
			$0D
Neil E. Marchuk	$37,505	$45,623	$11,881E	$0	$231,924
			$0D
Lola F. Lin	$0	$0	$0E	$0	$0
			$0D
Mike N. Chanatry	$109,163	$28,865	$123,728E	$0	$1,475,845
			$754D
Tolga I. Oal	$41,768	$65,583	$25,350E	$0	$368,221
			$218D
E—Earnings
D—Dividends on Howmet Aerospace common stock or share equivalents
The investment options under the Company’s nonqualified Deferred Compensation Plan are the same choices available to all salaried employees under the Company’s Retirement Savings Plan and the named executive officers do not receive preferential earnings on their investments. The named executive officers may defer up to 25% of their salaries in total to the Company’s Retirement Savings Plan and Deferred Compensation Plan and up to 100% of their annual cash incentive compensation to the Deferred Compensation Plan.

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation (continued)

The Company contributes matching contributions on employee base salary deferrals that exceed the limits on compensation imposed by the U.S. tax code. In addition, when the U.S. tax code limits Employer Retirement Income Contributions (ERIC), the ERIC contributions are made into the Deferred Compensation Plan. In 2021, these contributions were as follows:
Name	3% ERIC	Company Matching Contribution
John C. Plant	$39,300	$78,600
Kenneth J. Giacobbe	$24,320	$8,938
Neil E. Marchuk	$26,658	$18,965
Lola F. Lin	$0	$0
Michael N. Chanatry	$15,890	$12,975
Tolga I. Oal	$32,565	$33,018
These amounts are included in the column “All Other Compensation” in the “2021 Summary Compensation Table.”
All nonqualified pension and deferred compensation obligations are general unsecured liabilities of the Company until paid. Upon termination of employment, deferred compensation will be paid in cash as a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.
Potential Payments upon Termination or Change in Control
Mr. Plant Letter Agreement Termination Protections. Per his letter agreements, if Mr. Plant’s employment with the Company was terminated without cause or he terminated his employment for good reason or due to his death or disability as of December 31, 2021, he would have been entitled to:
i.
If his employment is terminated without cause or for good reason, a cash severance payment of  $3,200,000;

ii.
If his employment is terminated without cause or for good reason, immediate vesting of the outstanding portion of his April 2, 2020 and June 9, 2020 RSU awards, which were valued at $31,531,468 on December 31, 2021; and if terminated due to his death or disability, immediate vesting of a prorated portion of those awards, which were valued at $11,827,647 on December 31, 2021;

iii.
If his employment is terminated without cause or for good reason or due to his death or disability, immediate vesting of the 1,600,000 PRSUs granted in 2020 that were earned in 2020 and 2021 through the achievement of the stock price hurdles, which were valued at $50,928,000 on December 31, 2021, with the remaining 500,000 PRSUs forfeited; and

iv.
If his employment is terminated without cause or for good reason, immediate vesting of his October 14, 2021 award, which was valued at $15,915,000 on December 31, 2021; and if terminated due to his death or disability, immediate vesting of a prorated portion of the award, which was valued at $1,534,450 on December 31, 2021.

Per his letter agreements, if after a change in control on December 31, 2021, Mr. Plant’s employment with the Company was terminated without cause or he left for good reason, Mr. Plant would be entitled to:
i.
If the termination occurred within two years of a change in control, a cash payment equal to $20,286,500, which is the product of 650,000 multiplied by the Average Price, as defined in his letter agreements, on the day prior to the change in control.

ii.
Immediate vesting of the outstanding portion of his April 2, 2020 and June 9, 2020 RSU awards, which were valued at $31,531,468 on December 31, 2021;

iii.
Immediate vesting of the 1,600,000 PRSUs granted in 2020 that were earned in 2020 and 2021 through the achievement of the stock price hurdles, which were valued at $50,928,000 on December 31, 2021, with the remaining 500,000 PRSUs forfeited; and

iv.
Immediate vesting of his October 14, 2021 RSU award, which was valued at $15,915,000 on December 31, 2021.

Mr. Plant also entered into a confidentiality, developments, non-competition and non-solicitation agreement with the Company, which includes a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during employment and for a period of one year following termination of employment for any reason.

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation (continued)

Executive Severance Plan. Messrs. Giacobbe, Marchuk, and Chanatry and Ms. Lin were eligible for the Company’s Executive Severance Plan during 2021. The plan provides that, upon a termination of employment without cause and subject to execution and non-revocation of a general release of legal claims against the Company, the participant will receive:
I.
For Mr. Giacobbe, Mr. Marchuk, and Ms. Lin, a cash severance payment equal to one year of base salary and one year of target annual cash incentive, and for Mr. Chanatry, a cash severance payment equal to one year of base salary.

II.
For Mr. Giacobbe, Mr. Marchuk, and Ms. Lin, continued health care benefits for a two-year period, and for Mr. Chanatry, continued health care benefits for a one-year period.

III.
For Mr. Giacobbe, Mr. Marchuk, and Ms. Lin, a cash payment equal to two additional years of retirement accrual, and for Mr. Chanatry, a cash payment equal to one year of additional retirement accrual, calculated as described in the plan.

The following table shows the severance payments and benefits that would have been payable to the NEOs under the Executive Severance Plan upon a termination without cause on December 31, 2021.
Name	Cash Severance Payment	Additional Retirement Accrual	Value of continued active health care benefits	Total
Kenneth J. Giacobbe	$1,200,000	$142,796	$47,093	$1,389,889
Neil E. Marchuk	$1,270,000	$76,200	$16,110	$1,362,310
Lola F. Lin	$1,100,000	$66,000	$30,052	$1,196,052
Michael N. Chanatry	$515,000	$26,265	$300	$541,565
Change in Control Severance Benefits. Messrs. Giacobbe, Marchuk, and Chanatry and Ms. Lin were eligible for the Company’s Change in Control Severance Plan during 2021. The plan is designed to serve shareholders by assuring that the Company will have the continued dedication of the covered executives, notwithstanding the possibility, threat or occurrence of a change in control. These protections are intended to encourage the executives’ full attention and dedication to the Company in the event of any threatened or pending change in control, which can result in significant distraction by virtue of the personal uncertainties and risks that executives frequently face under such circumstances. Severance benefits under the Change in Control Severance Plan are provided upon a termination of employment without cause or resignation by the executive for good reason, in either case within two years after a change in control of the Company.
Upon a qualifying termination, the severance benefits under the Change in Control Severance Plan are:
i.
For Mr. Giacobbe, Mr. Marchuk, and Ms. Lin, a cash payment equal to two times annual salary plus target annual cash incentive compensation, and for Mr. Chanatry, a cash payment equal to one-and-a-half times annual salary plus target annual cash incentive compensation.

ii.
A cash payment equal to the target annual cash incentive compensation amount prorated through the severance date,

iii.
For Mr. Giacobbe, Mr. Marchuk, and Ms. Lin, continuation of health care benefits for two years, and for Mr. Chanatry, continued health care benefits for 18 months.

iv.
For Mr. Giacobbe, two additional years of pension credit and company savings plan contributions; for Mr. Marchuk and Ms. Lin, two additional years of savings plan contributions; and for Mr. Chanatry, one-and-a-half additional years of company savings plan contributions.

v.
Six months of outplacement benefits.

There is no excise tax gross-up provision under the Plan.
The terms of the 2013 Howmet Aerospace Stock Incentive Plan, as Amended and Restated, provide that unvested equity awards, including awards held by the continuing NEOs, do not immediately vest upon a change in control if a replacement award is provided. However, the replacement award will vest immediately if, within a two-year period following a change in control, a plan participant is terminated without cause or leaves for good reason. In general, performance-based stock awards (other than those granted to Mr. Plant, as described above) will be converted to time-vested stock awards upon a change in control under the following terms: (i) if 50% or more of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on actual performance

   HOWMET AEROSPACE | 2022 Proxy Statement
Executive Compensation (continued)

completed as of the date of the change in control; or (ii) if less than 50% of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on the target number or value.
The following table shows the severance payments and benefits that would have been payable if both a change in control and a termination without cause or resignation for good reason occurred on December 31, 2021, as well as the value of the unvested equity awards that would have become vested upon such termination or resignation. Equity award values are estimated using the Company’s closing stock price on December 31, 2021, which was $31.83 per share.
Name	Value of change in control severance and benefits	Value of equity awards on 12/31/2021 that would have immediately vested
Kenneth J. Giacobbe	$2,661,889	$11,858,298
Neil E. Marchuk	$2,708,510	$11,824,368
Lola F. Lin	$2,362,052	$1,375,024
Michael N. Chanatry	$1,399,457	$4,493,155
Retirement Benefits. If Mr. Giacobbe had voluntarily terminated employment as of December 31, 2021, it is estimated that his pension would have paid an annual annuity of  $49,275, starting immediately. Messrs. Plant, Marchuk, and Chanatry and Ms. Lin were not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006 and subsequently frozen to future benefit accruals as of April 1, 2018.
2021 CEO Pay Ratio
Background
Item 402(u) of the SEC’s Regulation S-K requires disclosure of the ratio of the annual total compensation of our CEO to our median employee’s annual total compensation. The ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u).
Methodology and Determined Ratio
The pay ratio disclosure rule permits companies to identify the median employee only once every three years, provided that there has not been a change in employee population or employee compensation arrangements that would significantly change the pay ratio disclosure. However, the total compensation amounts for both the median employee and the CEO to calculate the CEO pay ratio are required to be updated and disclosed on an annual basis.
In 2020, we determined the median employee by analyzing base salary and wages (including overtime, shift premium, etc.) for all active employees (annualized based on full-time or part-time hourly or salaried status for 2020 if employed for less than the full year) in and outside the United States as of December 31, 2020. For 2021, we calculated the median employee’s total compensation in accordance with the rules applicable to disclosure of compensation in the summary compensation table. The estimated total compensation of the median employee based on this methodology and criteria for 2021 is $58,921.
For purposes of calculating the Company’s CEO pay ratio, the Company determined the total CEO compensation by adding together the total compensation for Messrs. Plant and Oal, who were Co-CEOs of the Company in 2021 until Mr. Plant became the sole CEO on October 14, 2021. As a result, the total CEO compensation was $24,424,606. Consequently, the annual CEO total compensation is 415 times that of the median annual total compensation of all other employees in 2021.

   HOWMET AEROSPACE | 2022 Proxy Statement
Item 4 Shareholder Proposal
The following shareholder proposal will be voted on at the annual meeting if properly presented by or on behalf of the shareholder proponent. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, sponsored this proposal.
The Board recommends a vote “AGAINST” this shareholder proposal, for the reasons set forth following the proposal.
Proposal 4—Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:
Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.
The Chairman shall not be a former CEO of the company.
This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.
At the 2020 annual meeting Lowe’s (LOW) directors said that having a separate Chairman and Chief Executive Officer affords allows the Chairman to devote his time and attention to Board oversight. In less than a year Lowe’s stock price went from $130 to $200
Board oversight is an emerging red flag for Howmet. In 2020 the most negative votes for a director was 14 million. In 2021 the most negative votes for a director shot up to 68 million. Mr. Robert Leduc, chair of the management pay committee received 68 million negative votes. Two other directors received more than 42 million negative votes each.
And to top it off management pay was rejected by 188 million votes. 30 million more shares voted against management pay than voted in favor of it.
With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.
A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of the lead director duties to the CEO office and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.
The lack of an independent Board Chairman is an unfortunate way to discourage new outside ideas and an unfortunate way to encourage the CEO to pursue pet projects that would not stand up to effective oversight.
Please vote yes:
Independent Board Chairman—Proposal 4

   HOWMET AEROSPACE | 2022 Proxy Statement
Item 4 Shareholder Proposal (continued)

The Board of Directors’ Statement in Opposition to Shareholder Proposal
The Board has considered the above proposal carefully, and believes that it is not in the best interests of our shareholders. Your Board therefore recommends that you vote “AGAINST” the proposal for the following reasons.
The Board believes that shareholders are best served if the Board retains the organizational flexibility to select the best person to serve as Chairman, giving consideration to relevant factors at any particular time. Effective corporate governance requires more than a mechanical, “one size fits all” approach, and should enable the Board to determine the leadership structure that it believes will work best given the dynamics of the Board and senior management and other factors at any particular time. The Board believes that it is uniquely qualified to evaluate the optimal leadership structure from time to time based upon its extensive experience with, and knowledge of, the Company’s strategy, operations, management structure and culture, as well as the strengths, skills and leadership styles of our directors and management and taking into account input from our shareholders. Although the Board currently believes that it is in the best interests of the Company and its shareholders to have John C. Plant serve in the dual role of Chairman and Chief Executive Officer, the Board is aware that in the future, there may be circumstances under which an independent Chairman would be appropriate, and the Board periodically reviews and assesses its leadership structure. Therefore, while the Board does not believe it is appropriate to have a policy requiring the separation of Chairman and Chief Executive Officer roles, it also believes it should not have a policy requiring that they always be combined. Howmet Aerospace’s flexible approach is consistent with the practice at other U.S. public companies. Most companies in the S&P 500 do not have a policy mandating an independent chair, and do not currently have one: the 2021 Spencer Stuart Board Index found that approximately 63% of companies in the S&P 500 do not have an independent board chair.
Howmet Aerospace’s Current Board Leadership Structure Best Serves Howmet Aerospace and Its Shareholders. The Board believes that at the present time, Howmet Aerospace and its shareholders are best served by a leadership structure in which Mr. Plant serves as Chairman and Chief Executive Officer, counterbalanced by a strong, independent Board led by an independent Lead Director who has specifically enumerated responsibilities. The Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure. Mr. Plant’s dual role also facilitates open and efficient communication between the Company’s executives and directors, enhancing the Board’s ability to monitor management. Furthermore, his in-depth knowledge of the Company, his significant leadership experience and his operational execution expertise make him particularly qualified to lead discussions on important matters affecting the Company. Having Mr. Plant both lead management and chair the Board has allowed the Company to obtain the benefit of his strategic and operational insights and strong leadership skills across the full range of responsibilities of the Company’s leadership, from day-to-day operational execution to long-term strategic direction. The benefit of Mr. Plant’s dual role was underscored when he led the Company from its announcement on February 8, 2019 that it would separate into two independent companies through the successful completion of the transaction on April 1, 2020, notwithstanding significant economic uncertainty, as well as volatility stemming from the COVID-19 pandemic. In fact, from the April 1, 2020 separation date to February 28, 2022, Howmet Aerospace’s stock price increased 172%. This transformational transaction and ability to manage the Company well through the unprecedented pandemic, demonstrate the agility with which Mr. Plant, as both Chairman and Chief Executive Officer, can develop and execute our key initiatives to create value for shareholders despite headwinds.
Howmet Aerospace’s Strong Corporate Governance Practices Provide Effective, Independent Board Oversight. The Board is committed to good corporate governance and has adopted practices and procedures that promote Board independence and effective oversight of management:
•
All but one director on the Board are independent, as defined by the listing standards of the NYSE and the Company’s Director Independence Standards. As described in their biographies (see “Item 1—Election of Directors”), the Board’s independent directors possess the relevant business experience and skills to oversee management. The independent directors meet in executive session without the presence of management at least four times a year. The independent directors use these executive sessions to discuss matters of concern as well as any matter they deem appropriate, including discussing Howmet Aerospace’s leadership structure, and evaluating the Chairman and Chief Executive Officer and other members of senior management.

•
The Board’s key standing committees—namely, the Audit Committee, the Compensation and Benefits Committee, the Finance Committee and the Governance and Nominating Committee—are each composed solely of independent directors. This entrusts to the independent directors the oversight of critical matters, such as the integrity of Howmet Aerospace’s financial

   HOWMET AEROSPACE | 2022 Proxy Statement
Item 4 Shareholder Proposal (continued)

statements, the compensation of Howmet Aerospace’s executive officers, including its Chief Executive Officer, and the evaluation of the Board and its committees. Mr. Plant does not serve on any of these Board committees.
•
The Board also recognizes the importance of strong independent Board leadership, as discussed above under “Corporate Governance—The Structure and Role of the Board of Directors—Board Leadership Structure.” Howmet Aerospace’s Corporate Governance Guidelines require that the independent directors annually select an independent Lead Director. The independent Lead Director’s responsibilities are substantially similar to many of the functions typically performed by an independent Chairman and include the following:

◦
Meet regularly with the Chairman and serve as a liaison between the Chairman and the independent directors;

◦
Communicate to the Chairman and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors during meetings, executive sessions and outside of board meetings;

◦
Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

◦
Facilitate effective and candid Board discussions and communications to optimize Board performance;

◦
Approve meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;

◦
Ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate;

◦
Call executive sessions of the Board;

◦
Call meetings of the independent directors, as the Lead Director may deem to be appropriate; and

◦
Respond directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate, and, if requested, ensure that he or she is available for consultation and direct communication with major shareholders, as appropriate.

•
The Governance and Nominating Committee evaluates each director and recommends to the Board whether each director should be nominated for election.

Based on the foregoing, the Board believes that the rigid policy advocated by the shareholder proposal would impair the Board’s ability to determine the optimal Board leadership structure and select the individual it believes is best suited to serve as Chairman. Preserving such flexibility for the Board, while maintaining an effective, balanced corporate governance structure, will continue to best serve the interests of the Company and its shareholders.
The Board of Directors recommends a vote “AGAINST” ITEM 4, the shareholder proposal, for the reasons discussed above.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Questions and Answers About the Meeting and Voting
1.
When is the 2022 Annual Meeting of Shareholders?

The 2022 Annual Meeting of Shareholders of Howmet Aerospace Inc. will be held virtually via live webcast on Wednesday, May 25, 2022, at 9:00 a.m. Eastern Time. If you plan attend the Annual Meeting, you should log into the website at www.virtualshareholdermeeting.com/HWM2022 approximately fifteen minutes before the meeting is scheduled to begin.

2.
Who is entitled to vote and how many votes do I have?

If you were a shareholder of record of Howmet Aerospace common stock, par value $1.00 per share (the “common stock”), at the close of business on March 29, 2022, you are entitled to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

3.
How do I vote my shares?

Shareholder of Record or Registered Shareholder. If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a “shareholder of record” or a “registered shareholder” of those shares.
Before the Annual Meeting, by 11:59 p.m. Eastern Time on May 24, 2022, all shareholders of record can vote:
By Telephone or Internet.
•
By telephone within the U.S, U.S. territories and Canada: 1-800-690-6903

•
By internet: www.proxyvote.com

Follow the procedures and instructions described on the proxy card. You will need your 16-digit control number located on your proxy card or Notice. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.
By Mail. All shareholders of record who received paper copies of our proxy materials can also vote by mail using their proxy card. If you are a shareholder of record and received a Notice, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.
During the Live Webcast of the Annual Meeting. All shareholders of record or registered shareholders may vote during the live webcast of the Annual Meeting. You will need the 16-digit control number located on your Notice or proxy card to log in to the virtual meeting at www.virtualshareholdermeeting.com/HWM2022. Voting online during the Annual Meeting will replace any previous votes.
We encourage you to vote by proxy as soon as possible. The proxy committee will vote your shares according to your directions.
Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name”. In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.
Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on the ratification of the selection of PricewaterhouseCoopers LLP as auditors for 2022), unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other financial institution or following the instructions provided to you for voting your shares via

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual meeting. If you wish to vote your shares at the meeting, you will need your 16-digit control number provided on the instructions that accompanied your proxy materials.
Howmet Aerospace Employee Savings Plan. Participants in the employee savings plan may attend and participate in the Annual Meeting but will not be able to vote online during the Annual Meeting. You must vote in advance of the Annual Meeting by providing the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically through the internet. The trustee is the only one who can vote your shares and the trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. Eastern Time on May 22, 2022.

4.
Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the Annual Meeting. In order to be counted, the revocation or change must be received by 11:59 p.m. Eastern Time on May 24, 2022, or by 11:59 p.m. Eastern Time on May 22, 2022, in the case of instructions to the trustee of an employee savings plan.
To revoke your proxy or change your voting instructions:
•
Vote again by telephone or at the internet website;

•
Mail a revised proxy card or voting instruction form that is dated later than the prior one;

•
Shareholders of record may notify Howmet Aerospace’s Corporate Secretary’s Office in writing that a prior proxy is revoked; or

•
Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequentially submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.
Shareholders of record and beneficial owners of shares may vote online during the Annual Meeting. Voting online during the Annual Meeting will replace any previous votes.

5.
Who should I contact if I have questions or need assistance voting prior to the Annual Meeting?

Please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Shareholders may call toll-free at 1-877-750-8315. Banks and brokers may call collect at 1-212-750-5833.

6.
Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:
•
as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•
in the case of a contested proxy solicitation;

•
to allow for the independent inspector of election to certify the results of the vote; or

•
if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management.

American Election Services, the independent proxy tabulator used by Howmet Aerospace, counts the votes and acts as the inspector of election for the 2022 Annual Meeting.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

7.
How do I ask a question at the meeting?

If you wish to submit a question prior to the Annual Meeting, you may do so beginning 5 days in advance of the Annual Meeting, by logging in to www.proxyvote.com entering your 16-digit control number located on your Notice, your proxy card or the instructions that accompanied your proxy materials. Once past the login screen, click on “Submit Questions”.
If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/HWM2022 and entering the 16-digit control number, typing in your question into the “Ask a Question” field, and clicking “Submit.”
Questions pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at http://www.howmet.com under “Investors—Annual Meeting”. The questions and answers will be available as soon as practicable after the meeting.
A replay of the meeting will be available on our website at: www.howmet.com/annualmeeting/.

8.
Will there be a recording of the Annual Meeting webcast?

Yes, a recording of the Annual Meeting will be available on the company website at http://www.howmet.com under “Investors—Annual Meeting” for approximately 10 months following the date of the Annual Meeting.

9.
What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for the purposes of a quorum. A quorum is necessary to conduct business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you have properly voted by proxy. Abstentions and broker non-votes (if any) count as “shares present” at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

10.
What is the effect of an “ABSTAIN” vote?

If you choose to abstain in voting on the election of directors, your abstention will have no effect, as the required vote is calculated as follows: votes “FOR” divided by the sum of votes “FOR” plus votes “AGAINST.”
If you choose to abstain on voting on any other matter at our Annual Meeting, your abstention will be counted as a vote “AGAINST” the proposal, as the required vote is calculated as follows: votes “FOR” divided by the sum of votes “FOR” plus votes “AGAINST” plus votes “ABSTAINING.”

11.
What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2022 (Item 2) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on Item 2 on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the annual meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “nondiscretionary” items—brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

12.
What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 29, 2022, the record date for the meeting, Howmet Aerospace had 417,622,524 shares of common stock outstanding. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
The Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our shareholders at the Annual Meeting. Under our Bylaws, assuming a quorum is present at the Annual Meeting, in all matters other than the election of directors, the affirmative vote of a majority of the shares present virtually or represented by proxy at the meeting and entitled to vote on the matter will be the act of the Company’s shareholders. Under the DGCL and our Bylaws, shares that abstain constitute shares that are present and entitled to vote, and have the practical effect of being voted “against” the matter, other than in the election of directors.
With respect to the election of directors, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election, meaning that the number of shares voted “FOR” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

13.
What does it mean if I receive more than one Notice?

If you are a shareholder of record or participate in Howmet Aerospace’s Dividend Reinvestment and Stock Purchase Plan or employee savings plan, you will receive one Notice (or if you are an employee with a Howmet Aerospace email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at 1-800-851-9677 (in the United States and Canada) or 1-201-680-6578 (all other locations) or through the Computershare website, www.computershare.com.

14.
What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources. Householding will not in any way affect dividend check mailings.
Prior to the Annual Meeting, we will deliver promptly upon written or oral request a separate copy of the 2021 Annual Report, 2022 Proxy Statement, or other proxy materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Broadridge Financial Services at 1-866-540-7095 or sending a written request by mail to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Shareholders of record may request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare Trust Company, N.A., at 1-800-851-9677 (in the United States and Canada), 1-201-680-6578 (all other locations), by mail to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 or through the Computershare website, www.computershare.com.
Shareholders owning their shares through a bank, broker or other similar organization may request to begin or to discontinue householding by contacting their bank, broker or other nominee.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

15.
May I nominate someone to be a director of Howmet Aerospace?

Yes, please see “Nominating Board Candidates—Procedures and Director Qualifications” on page 14 for details on the procedures for shareholder nominations of director candidates.

16.
When are 2022 shareholder proposals due?

To be considered for inclusion in the Company’s 2023 proxy statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than December 9, 2022. Address all shareholder proposals to: Howmet Aerospace Inc., Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com. Subject to the terms and conditions set forth in the Company’s Bylaws, shareholder nominations for candidates for election at the 2023 Annual Meeting, which the shareholder wishes to include in the Company’s proxy materials relating to the 2023 Annual Meeting, must be received by the Company at the above address no earlier than November 9, 2022 and no later than December 9, 2022, together with all information required to be provided by the shareholder in accordance with the proxy access provision in the Bylaws.
For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2023 Annual Meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with the Company’s Bylaws, must be received in writing at our principal executive offices no earlier than January 25, 2023 and no later than February 24, 2023. Address all notices of intention to present proposals at the 2023 Annual Meeting to: Howmet Aerospace Inc., Attention: Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com.

17.
Who pays for the solicitation of proxies?

Howmet Aerospace pays the cost of soliciting proxies. Proxies will be solicited by Howmet Aerospace on behalf of the Board of Directors by mail, telephone, other electronic means or in person. We have retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $15,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

18.
How do I comment on Company business?

Your comments are collected when you vote using the internet. You may also send your comments to us at: Howmet Aerospace Inc., Attention: Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email CorporateSecretary@howmet.com. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns.

19.
Can I access the proxy materials on the Internet?

Yes. The Company’s 2022 Proxy Statement and 2021 Annual Report are available at www.virtualshareholdermeeting.com/HWM2022 or can be accessed via the company website at
http://www.howmet.com under “Investors—Annual Meeting”.

20.
How may I obtain a copy of Howmet Aerospace’s Annual Report on Form 10-K and proxy materials?

The Company will provide by mail or email, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2021 and the 2022 Proxy Statement for this Annual Meeting at your request. Please direct all requests to: Howmet Aerospace Inc., Attention: Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsbugh, PA 15212-5872 or email: CorporateSecretary@howmet.com. These materials are also available on the Howmet Aerospace website at www.howmet.com.

   HOWMET AEROSPACE | 2022 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

Information regarding the Virtual Annual Meeting Format
The 2022 Annual Meeting of Shareholders of Howmet Aerospace Inc. will be held virtually via live webcast on Wednesday, May 25, 2022, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/HWM2022. There will be no physical in-person meeting.
Attendance and Participation

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Shareholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HWM2022. Shareholders will be able to vote their shares electronically during the Annual Meeting.
Shareholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number located on their Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will be available 15 minutes prior to the start of the Annual Meeting at 8:45 a.m. Eastern Time.
The virtual Annual Meeting platform is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and smartphones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting.
Questions and Information Accessibility

The virtual Annual Meeting format allows shareholders to communicate with the Company during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/HWM2022, entering the 16-digit control number, typing your question into the “Ask a Question” field, and clicking “Submit”.
Questions pertinent to the Annual Meeting will be answered in the live Question and Answer (Q&A) session during the Annual Meeting, subject to time constraints. Our Annual Meeting, including the Q&A session, will follow “Rules of Conduct,” which will be available on the virtual meeting platform. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our website at http://www.howmet.com under “Investors—Annual Meeting”. The questions and answers will be available as soon as practicable after the meeting.
Technical Difficulties

We have retained Broadridge Financial Solutions (“Broadridge”) to host the Annual Meeting virtually via live webcast. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 8:30 a.m. Eastern Time on Wednesday, May 25, 2022 through its conclusion.
Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/HWM2022.

   HOWMET AEROSPACE | 2022 Proxy Statement
Attachments
ATTACHMENT A–Pre-Approval Policies and Procedures for Audit and Non-Audit Services
I. Statement of Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under this policy will require specific pre-approval by the Audit Committee before the service is provided.
The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.
II. Delegation

The Audit Committee delegates pre-approval authority to the Chairman of the Committee. In addition, the Chairman may delegate pre-approval authority to one or more of the other members of the Audit Committee. The Chairman or member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.
In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide.
IV. Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor.
V. Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance and support, without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.
VI. All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

   HOWMET AEROSPACE | 2022 Proxy Statement
Attachments (continued)

VII. Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.
VIII. Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor has provided detailed descriptions regarding the specific services to be provided. Upon completion of services, the independent auditor will provide to management, upon request, detailed back-up documentation, including hours, personnel and task description relating to the specific services provided.
IX. Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer or Vice President, Internal Audit and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT B−Howmet Aerospace Inc. Peer Group Companies
Proxy Peer for Market Information (n=18)

AMETEK Inc.
BorgWarner
Dana Incorporated
Dover Corporation
Fortive Corporation
Illinois Tool Works Inc.
L3Harris Technologies, Inc.
Parker-Hannifin Corp.
Rockwell Automation, Inc.
Snap-On Incorporation
Spirit AeroSystems Holdings, Inc.
Stanley Black & Decker, Inc.
Teledyne Technologies Incorporated
Textron Inc.
Timken Company
TransDigm Group Incorporated
Westinghouse Air Brake Technologies
Xylem Inc.

Aerospace and Defense Peer Group for Measuring Relative TSR Performance for 2021 Long-Term Incentives (n=19)

AAR Corp.
Aerojet Rocketdyne Holdings, Inc.
The Boeing Company
BWX Technologies, Inc.
Curtiss-Wright Corporation
General Dynamics Corporation
HEICO Corporation
Hexcel Corporation
L3Harris Technologies, Inc.
Lockheed Martin Corporation
Moog Inc.
Northrop Grumman Corporation
Parsons Corporation
Raytheon Technologies Corp.
Spirit AeroSystems Holdings, Inc.
Teledyne Technologies Incorporated
Textron Inc.
TransDigm Group Incorporated
Triumph Group, Inc.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C−Calculation of Financial Measures
SEGMENT MEASURES
($ in millions)	Year ended
	December 31, 2021	December 31, 2020
Engine Products:
Third-party sales	$2,282	$2,406
Segment operating profit	$440	$417
Segment operating profit margin	19.3%	17.3%
Fastening Systems:
Third-party sales	$1,044	$1,245
Segment operating profit	$190	$247
Segment operating profit margin	18.2%	19.8%
Engineered Structures:
Third-party sales	$725	$927
Segment operating profit	$54	$73
Segment operating profit margin	7.4%	7.9%
Forged Wheels:
Third-party sales	$921	$679
Segment operating profit	$255	$153
Segment operating profit margin	27.7%	22.5%

Segment performance under the Company’s management reporting system is evaluated based on a number of factors; however, the primary measure of performance is Segment operating profit. The Company’s definition of Segment operating profit is Operating income excluding Special items. Special items include Restructuring and other charges and Corporate expense. Segment operating profit may not be comparable to similarly titled measures of other companies.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C (continued)

SEGMENT END MARKETS REVENUE – ANNUAL
($ in millions)	Year ended December 31,
	2021	2020
Engine Products:
Aerospace – Commercial	$1,105	$1,247
Aerospace – Defense	523	557
Commercial Transportation	—	—
Industrial and Other	654	602
Third-party sales end-market revenue	$2,282	$2,406
Fastening Systems:
Aerospace – Commercial	$537	$808
Aerospace – Defense	158	156
Commercial Transportation	208	155
Industrial and Other	141	126
Third-party sales end-market revenue	$1,044	$1,245
Engineered Structures:
Aerospace – Commercial	$387	$542
Aerospace – Defense	270	303
Commercial Transportation	—	—
Industrial and Other	68	82
Third-party sales end-market revenue	$725	$927
Forged Wheels:
Aerospace – Commercial	$—	$—
Aerospace – Defense	—	—
Commercial Transportation	921	679
Industrial and Other	—	—
Third-party sales end-market revenue	$921	$679

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C (continued)

Some of the information included in this document is derived from Howmet Aerospace’s consolidated financial information but is not presented in Howmet Aerospace’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found below.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS AND DILUTED EARNINGS PER SHARE (EPS) EXCLUDING SPECIAL ITEMS
($ in millions except per share and share amounts)	Year ended
	December 31, 2021	December 31, 2020
Income from continuing operations	$258	$211
Diluted earnings per share (EPS)
Continuing operations	$0.59	$0.48
Discontinued operations	$—	$0.11
Special items:
Restructuring and other charges	90	182
Discrete tax items1	9	(115)
Other special items
Debt tender fees and related costs	147	65
Costs, including interest, associated with the Arconic Inc. Separation Transaction	—	14
Plant fire (reimbursements) costs, net	(3)	3
Release of tax indemnification receivable	—	53
Legal and other advisory reimbursements related to Grenfell Tower, net	(4)	(12)
Costs associated with closures, shutdowns, and other items	35	3
Reversal of state investment tax credits	—	9
Total Other special items	175	135
Tax impact2	(90)	(59)
Income from continuing operations excluding Special items	$442	$354
Diluted EPS excluding Special items	$1.01	$0.80
Average number of shares	435,471,834	439,296,141
Income from continuing operations excluding Special items and Diluted EPS excluding Special items are non-GAAP financial measure. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other charges, Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurance that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Income from continuing operations determined under GAAP as well as Income from continuing operations excluding Special items.
1
Discrete tax items for each period included the following:

•
for the year ended December 31, 2021, a charge related to prior year foreign earnings distributed or no longer considered permanently reinvested $13, a net charge related to valuation allowance adjustments $9, and a net charge for other items $1, partially offset by a net benefit related to prior year amended returns and audit settlements ($14); and

•
for the year ended December 31, 2020, a benefit related to the release of a reserve as a result of a favorable Spanish tax case decision ($64), a benefit related to the recognition of a previously uncertain U.S. tax position ($30), a benefit for a U.S. tax law change ($30), and a net benefit for a number of small tax items ($3), partially offset by charges resulting from the remeasurement of deferred tax balances in various jurisdictions as a result of the Arconic Inc. Separation Transactions $8, and a charge related to tax rate changes in various jurisdictions $4.

2
The tax impact on Special items is based on the applicable statutory rates whereby the difference between such rates and the Company’s consolidated estimated annual effective tax rate is itself a Special item.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF OPERATING INCOME MARGIN EXCLUDING SPECIAL ITEMS AND OTHER ADJUSTMENTS
($ in millions)	Year Ended
	December 31, 2021	December 31, 2020
Operating income	$748	$626
Special items:
Restructuring and other charges	90	182
Costs associated with the Arconic Inc. Separation Transaction	—	7
Legal and other advisory reimbursements related to Grenfell Tower, net	(4)	(12)
Plant fire (reimbursements) costs, net	(3)	3
Costs associated with closures, shutdowns, and other items	35	3
Operating income excluding Special items	$866	$809
Sales	$4,972	$5,259
Operating income margin excluding Special items	17.4%	15.4%
Operating income excluding Special items and Operating income margin excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Operating income determined under GAAP as well as Operating income excluding Special items.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF ADJUSTED EBITDA EXCLUDING SPECIAL ITEMS MARGIN
($ in millions)	Quarter ended December 31, 2021
Income from continuing operations after income taxes	$77
Add:
Provision for income taxes	1
Other expense, net	6
Loss on debt redemption	5
Interest expense, net	58
Restructuring and other charges	68
Provision for depreciation and amortization	67
Adjusted EBITDA	$282
Add:
Plant fire reimbursements, net	(11)
Costs associated with closures, shutdowns, and other items	25
Adjusted EBITDA excluding Special items	$296
Third-party sales	$1,285
Adjusted EBITDA excluding Special items margin	23.0%
Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin are non-GAAP financial measures. The Company’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Management believes that Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items Margin are meaningful to investors because they provide additional information with respect to the Company’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF ADJUSTED EBITDA EXCLUDING SPECIAL ITEMS MARGIN
($ in millions)	2nd Half of 2021
Income from continuing operations after income taxes	$104
Add:
Benefit for income taxes	(3)
Other expense, net	7
Loss on debt redemption	123
Interest expense, net	121
Restructuring and other charges	76
Provision for depreciation and amortization	135
Adjusted EBITDA	$563
Add:
Plant fire reimbursements, net	(10)
Costs associated with closures, shutdowns, and other items	35
Adjustment for performance-based restricted share units1	3
Adjusted EBITDA excluding Special items	$591
Third-party sales	$2,568
Adjustment for performance-based restricted share units1	15
Adjusted sales	$2,583
Adjusted EBITDA excluding Special items margin	22.9%
Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin are non-GAAP financial measures. The Company’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Management believes that Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items Margin are meaningful to investors because they provide additional information with respect to the Company’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
Additionally, Adjusted sales is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because its reflective of historical revenue performance.
1
The adjustment for performance-based restricted share units included the normalization of foreign currency exchange rates and other adjustments realized in actual results to those contemplated in the Company’s incentive compensation targets.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF ADJUSTED EBITDA EXCLUDING SPECIAL ITEMS MARGIN
($ in millions)	Twelve months ended December 31, 2020 (2020 LTIP Result)	Twelve months ended December 31, 2021 (2021 LTIP Result)
Income from continuing operations after income taxes	$211	$258
Add:
Benefit for income taxes	(40)	(66)
Other expense, net	74	19
Loss on debt redemption	64	146
Interest expense	317	259
Restructuring and other charges	182	90
Provision for depreciation and amortization	279	270
Adjusted EBITDA	$1,087	$1,108
Add:
Costs associated with the Arconic Inc. Separation Transaction	7	—
Plant fire reimbursements, net1	(3)	(4)
Legal and other advisory costs related to Grenfell Tower	(12)	(4)
Costs associated with closures, shutdowns, and other items	3	35
Adjustment for performance-based restricted share units2	10	3
Adjusted EBITDA excluding Special items	$1,092	$1,138
Third-party sales	$5,259	$4,972
Adjustment for performance-based restricted share units2	(13)	15
Adjusted sales	$5,246	$4,987
Adjusted EBITDA excluding Special items margin	20.8%	22.8%
Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin are non-GAAP financial measures. The Company’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Management believes that Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items Margin aremeaningful to investors because they provide additional information with respect to the Company’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin presented may not be comparable to similarly titled measures of other companies.
Additionally, Adjusted sales is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because its reflective of historical revenue performance.
1
Plant fire reimbursements excludes the impacts of  $6 of depreciation in the second quarter ended June 30, 2020.

2
The adjustment for performance-based restricted share units included the normalization of foreign currency exchange rates and other adjustments realized in actual results to those contemplated in the Company’s incentive compensation targets.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF ADJUSTED FREE CASH FLOW – 2021
($ in millions)	1Q21	2Q21	3Q21	4Q21	Total 2021
Cash (used for) provided from operations	$(6)	$85	$67	$303	$449
Cash receipts from sold receivables	57	115	95	—	267
Capital expenditures	(55)	(36)	(47)	(61)	(199)
Adjusted free cash flow	$(4)	$164	$115	$242	$517
Voluntary cash pension payments	—	—	—	28	28
Adjusted free cash flow, excluding voluntary cash pension payments	$(4)	$164	$115	$270	$545
The net cash funding from the sale of accounts receivables was neither a use of cash nor a source of cash in all periods presented.
In the third quarter of 2021, the Company restructured its accounts receivable securitization. As a result, going forward, Cash receipts from sold receivables (which had been included in the investing section of the Statement of Consolidated Cash Flows) will be $0 as the entire impact of the accounts receivable securitization program will be included in the Cash (used for) provided from operations section of the Statement of Consolidated Cash Flows. Consequently, for the fourth quarter of 2021 and full year 2022, the definition of Adjusted free cash flow is Cash (used for) provided from operations less Capital expenditures.
Adjusted free cash flow and Adjusted free cash flow, excluding voluntary cash pensions payments are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company’s asset base and are expected to generate future cash flows from operations), as well as cash receipts from net sales of beneficial interest in sold receivables. It is important to note that Adjusted free cash flow and Adjusted free cash flow, excluding voluntary cash pension payments do not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

   HOWMET AEROSPACE | 2022 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF ADJUSTED FREE CASH FLOW – 2020
($ in millions)	1Q20	2Q20	3Q20	4Q20	Total 2020
Cash provided from operations	$(208)	$31	$35	$151	$9
Cash receipts from sold receivables	48	66	144	164	422
Capital expenditures	(152)	(32)	(36)	(47)	(267)
Adjusted free cash flow	$(312)	$65	$143	$268	$164
Cost associated with the Arconic Inc. Separation Transaction	66	11	—	—	77
Allocation adjustments1	146	—	—	—	146
Adjusted free cash flow, excluding costs associated with the Arconic Inc. Separation Transaction	$(100)	$76	$143	$268	$387
The net cash funding from the sale of accounts receivables was $329 million in the first quarter of 2020 which represented a $21 million use of cash in the first quarter. The net cash funding from the sale of accounts receivables was $299 million in the second quarter of 2020 which represented a $30 million use of cash in the second quarter. The net cash funding from the sale of accounts receivables was $255 million in the third quarter of 2020 which represented a $45 million use of cash in the third quarter. The net cash funding from the sale of accounts receivables was $250 million in the fourth quarter of 2020 which represented a $5 million use of cash in the fourth quarter.
Adjusted free cash flow and Adjusted free cash flow, excluding costs associated with the Arconic Inc. Separation Transaction are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company’s asset base and are expected to generate future cash flows from operations), cash receipts from net sales of beneficial interest in sold receivables, as well as costs associated with the Arconic Inc. Separation Transaction. It is important to note that Adjusted free cash flow and Adjusted free cash flow, excluding costs associated with the Arconic Inc. Separation Transaction, measures do not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.
1
Adjustments include differences between allocations as required under discontinued operations as part of generally accepted accounting principles and estimated actual spending in cash provided from operations and capital expenditures related to Howmet on a standalone basis as if the Arconic Inc. Separation Transaction had occurred on January 1, 2020.

HOWMET AEROSPACE | 2022 PROXY STATEMENT

COVER IMAGE:
Howmet is a global leader in advanced engineered solutions — such as this aero engine vane — providing differentiated technologies to enable lighter, more fuel-efficient aircraft and commercial vehicles to operate with a lower carbon footprint.

www.howmet.com

HOWMET AEROSPACE INC.C/O CORPORATE SECRETARY'S OFFICE 201 ISABELLA STREETSUITE 200 PITTSBURGH, PA 15212 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 24, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2022 for shares held in the Employee Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/HWM2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 24, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2022 for shares held in the Employee Savings Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in maling proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electrioncally in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D77090-Z82118KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYHOWMET AEROSPACE INC. The Board of Directors recommends you vote FOR the following Proposal:1.Election of Directors Nominees: 1a. James F. Albaugh 1b. Amy E. Alving 1c. Sharon R. Barner 1d. Joseph S. Cantie 1e. Robert F. Leduc 1f. David J. Miller 1g. Jody G. Miller 1h. Nicole W. Piasecki 1i. John C. Plant 1j. Ulrich R. Schmidt For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! ! The Board of Directors recommends you vote FOR the following Proposals:2.Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022. 3.To approve, on an advisory basis, executive compensation. The Board of Directors recommends you vote AGAINST the following Proposal:4.Shareholder Proposal regarding an independent Board Chairman. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain! ! !For Against Abstain! ! !For Against Abstain! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D77091-Z82118HOWMET AEROSPACE INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF SHAREHOLDERS ON MAY 25, 2022The shareholder(s) hereby appoint(s) Ramon J. Ceron, Kenneth J. Giacobbe and Neil E. Marchuk, or each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Howmet Aerospace Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on Wednesday, May 25, 2022, by virtual meeting via live webcast, and any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Howmet Aerospace Inc., its subsidiaries or affiliates with respect to shares of common stock of Howmet Aerospace, Inc. held by the undersigned under any such plans. Your voting instructions must be received by 11:59 p.m. Eastern Time on May 22, 2022, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE